SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                 Amendment No. )

X Filed by the Registrant Filed by a Party other than the Registrant

Check the appropriate box:

__  Preliminary Proxy Statement
__  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
X   Definitive Proxy Statement
__  Definitive Additional Materials
__  Soliciting Materials Pursuant to Section 240.14a-11(c) of Section
         240.14a-12

                       Internet Communications Corporation
                (Name of Registrant as Specified In Its Charter)
                       Internet Communications Corporation
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

X No fee required.
__ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
 1) Title of each class of securities to which transaction applies:
 2) Aggregate number of securities to which transaction applies:
 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
 4) Proposed maximum aggregate value of transaction: $___________
 5) Total fee paid: $_______
__ Fee paid previously with preliminary materials.

__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1) Amount Previously Paid: __
2) Form, Schedule or Registration Statement No.: __
3) Filing Party: __
4) Date Filed:__

                       INTERNET COMMUNICATIONS CORPORATION
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Record Holders of Common Stock
of Internet Communications Corporation:


 NOTICE IS HEREBY GIVEN pursuant to the Colorado Business Corporation Act (the "CBCA") that on February 23, 1999 a special meeting (the "Meeting") of all shareholders of Internet Communications Corporation, a Colorado corporation (the "Company"), of record on January 22, 1999 (the "Record Date"), will be held at the offices of the Company at 7100 East Belleview Avenue, Suite 201, Greenwood Village, Colorado 80111, at 10:00 a.m., Denver, Colorado time, to consider (i) a proposal to ratify and approve the issuance of 50,000 shares of Series A Convertible Preferred Stock ("Preferred Stock") of the Company and all shares of Common Stock issuable upon conversion thereof, pursuant to a Securities Purchase Agreement entered into between the Company and Interwest Group, Inc., the Company's largest shareholder; and (ii) such other matters as may properly be brought before the Meeting.

 The Board of Directors has fixed the close of business on the Record Date for the determination of shareholders entitled to notice and to vote at the Meeting or any adjournment thereof. Only shareholders of record at the close of business on the Record Date, whether or not they are are entitled to vote, are entitled to notice of the Meeting and only holders of record of Common Stock at the close of business on the Record Date are entitled to vote at the Meeting.

 COMMON SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO SIGN, DATE AND MAIL THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on all matters submitted at the meeting.


        By order of the Board of Directors


        John M. Couzens, President
        January 27, 1999

                       Internet Communications Corporation
                                 Proxy Statement

This Proxy Statement is being furnished to the shareholders of Internet Communications Corporation, Inc., a Colorado corporation (the "Company"), as of January 22, 1999 (the "Record Date"), in connection with a proposal (the "Proposal") that the Company's shareholders ratify the issuance of 50,000 shares of Series A Convertible Preferred Stock of the Company (the "Preferred Stock"), and all shares of Common Stock issuable upon conversion thereof, pursuant to a Securities Purchase Agreement entered into between the Company and Interwest Group, Inc. ("Interwest"), the Company's largest shareholder. The Board has approved the issuance of the Preferred Stock by a unanimous vote with Messrs. Slater and Liebhaber, affiliates of Interwest, abstaining.

A special meeting (the "Meeting") of the shareholders of the Company, of record on the Record Date, will be held at the offices of the Company at 7100 East Belleview Avenue, Suite 201, Greenwood Village, Colorado 80111, at 10:00 a.m., Denver, Colorado time, on February 23, 1999, to consider approval of the Proposal.

The date of this Proxy Statement is January 27, 1999. This Proxy Statement and the accompanying form of proxy are being furnished by the Company and were first mailed on or about January 27, 1999 to shareholders of the Company as of the close of business on the Record Date.

As of the Record Date there were 5,617,637 shares of Common Stock of the Company ("Common Stock") issued and outstanding and 50,000 shares of Preferred Stock issued and outstanding (convertible as of the Record Date into 2,222,222 shares of Common Stock). Stockholders may vote in person or by proxy. Each holder of shares of Common Stock available for voting is entitled to one vote for each share of stock held on the proposal presented in this Proxy Statement. The holders of Preferred Stock shall vote with the holders of Common Stock as a single class, with each share of Preferred Stock entitled to the number of votes that the holder would have if such shares were converted into Common Stock as of the Record Date. Because 25,000 shares of the Preferred Stock are held in escrow pending shareholder approval (the "Escrowed Shares"), those shares will not be voted with respect to the Proposal. The Common Stock is traded on the Nasdaq SmallCap Stock Market.

The presence, in person or by proxy, at the Meeting of the holders of one-third of the Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum at the meeting.

Approval of the Proposal will require the affirmative vote of a greater number of votes cast for the proposal than are cast against the proposal.

Abstentions may be specified on all proposals and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. Abstentions will have no effect on the vote. Under applicable Colorado law, both an abstention and a broker non-vote will have no effect on the outcome of the matters to be voted on at the Meeting.

The Company's largest shareholder, Interwest Group, Inc. ("Group"), beneficially owning 3,984,679 shares (58.7%) of the Company's common stock (assuming conversion of the Preferred Stock held by Group other than the Escrowed Shares), intends to vote all of its shares in favor of the proposal.

At the date of this Proxy Statement, the Board of Directors of the Company does not know of any business to be presented at the Meeting other than as set forth in the notice accompanying this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

All properly executed proxies that are not revoked will be voted at the Meeting in accordance with the instructions contained therein. If a holder of Common Stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted "for" approval and adoption of the Proposal in accordance with the recommendation of the Board of Directors of the Company. A holder of Common Stock who has executed and returned a proxy may revoke it at any time before it is voted at the Meeting by (i) executing and returning a proxy bearing a later date, (ii) filing written notice of such revocation with the Secretary of the Company stating that the proxy is revoked or (iii) attending the Meeting and voting in person.

In addition to solicitation by mail, the directors, officers, employees and agents of the Company may solicit proxies from their shareholders by personal interview, telephone, telegram or otherwise. The Company will bear the costs of the solicitation of proxies from its shareholders. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold of record securities of the Company for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date with respect to each director and executive officer, each person who is known to the Company to be the beneficial owner of more than five percent of the Common Stock, and all directors and executive officers as a group.

Name and Adress                                      Title                Amount of              Percent
                                                                          Beneficial Ownership   of Class
JOHN M. COUZENS (1)
7100 E. Belleview Ave., Suite 201                    President, CEO       36,797                      *
Greenwood Village, CO 80111                          and Director

THOMAS C. GALLEY (2)
7100 E. Belleview Ave., Suite 201                    Director            580,978                 10.3%
Greenwood Village, CO 80111

PETER A. GUGLIELMI (3)
4951 Indiana Avenue                                  Director            13,194                       *
Lisle, IL 60532

WILLIAM J. MAXWELL (4)
500 18th Avenue, NE,  Suite 2600                     Director              8,772                      *
Bellevue, WA 98004

CRAIG D. SLATER (5)
555 17th St., Suite 2400                             Director          3,986,630                 58.7%
Denver, CO 80202

ROBERT L. SMITH
7100 E. Belleview , Suite 201                        Director             25,900                      *
Greenwood Village, CO 80111

RICHARD LIEBHABER (6)
555 17th St., Suite 2400                             Director          3,984,679                 58.7%
Denver, CO 80202

T. TIMOTHY KERSHISNIK (7)
7100 E. Belleview Ave., Suite 201                    Vice President,
Greenwood Village, CO 80111                          CFO, Treasurer           --                     *
                                                     and Corporate Secretary

MARY BETH LOESCH (8)
7100 E. Belleview Ave., Suite 201                    Vice President,
Greenwood Village, CO 80111                          Sales and President,
                                                     Advanced Network     51,000                     *
                                 Solutions Group

Charles Eazor (9)                                    Vice President/          --                     *
7100 E. Belleview Ave., Suite 201                    General Manager
Greenwood Village, CO 80111


                                        3




INTERWEST GROUP, INC. (10)                                             3,984,679                 58.7%
555 17th St., Suite 2400
Denver, CO 80202

ALL DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP (11)                                               4,703,271                 68.6%
-------------------------
*Less than one percent.

(1) Share ownership represents 36,797 shares of common stock. Mr. Couzens also has an option to purchase 70,000 shares of which none are presently exercisable.

(2) Share ownership includes 255,220 shares of Company Common Stock owned beneficially and of record, 43,500 shares owned beneficially by virtue of his wife's ownership of said shares and 282,258 shares owned beneficially and of record in joint tenancy with his wife.

(3) Share ownership includes 1,194 shares and an option to purchase 12,000 shares which is presently exercisable.

(4) Share ownership includes 2,105 shares and an option to purchase 10,000 shares of which 6,667 are presently exercisable.

(5) Mr. Slater is a director of Group. However, Mr. Slater disclaims beneficial ownership of all shares except 1,951 shares which he owns beneficially and of record.

(6) Mr. Liebhaber is a director of a subsidiary of Anschutz Company. Anschutz is the sole shareholder of Group. Mr. Liebhaber disclaims beneficial ownership of all shares held by Group.

(7) Mr. Kershisnik has an option to purchase 30,000 shares of which none are presently exercisable.

(8) Share ownership includes 1,000 shares of Company Common Stock owned beneficially and of record and an option to purchase 100,000 shares of which 50,000 are presently exercisable.

(9) Mr. Eazor has an option to purchase 30,000 shares of which none are presently exercisable.

(10) Share ownership includes 2,810,410 shares of Company Common Stock owned beneficially and of record, warrants to purchase 63,158 shares and 25,000 shares of Preferred Stock which are convertible into 1,111,111 shares of Common Stock. Philip F. Anschutz, the sole shareholder of Anschutz Company, the corporate parent of Group, 555 17th Street, Suite 2400, Denver, Colorado 80202, exercises sole voting and dispositive control over these shares. The number of shares listed does not include conversion of the Escrowed Shares.

(11) Represents 11 persons as of December 31, 1998. Share ownership includes 3,986,630 shares reported in the table with respect to Messrs. Slater and Liebhaber, who disclaim beneficial ownership of all such shares shares, except that Mr. Slater acknowledges beneficial ownership of 1,951 of such shares.

         PROPOSAL TO RATIFY AND APPROVE THE ISSUANCE OF 50,000 SHARES OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
       AND ALL THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF

The Company and Group executed a Securities Purchase Agreement on December 30, 1998 (the "Securities Purchase Agreement"), pursuant to which 50,000 shares of Preferred Stock were issued to Group at a price of $100 per share. A copy of the Securities Purchase Agreement is attached as Appendix A to this Proxy Statement. Of the 50,000 shares issued, the 25,000 Escrowed Shares were placed in escrow pending shareholder approval of the issuance. Of the $5,000,000 consideration, $2,200,000 was delivered to the Company at closing and an additional $300,000 was applied to the Company's $1,600,000 convertible promissory note in favor of Anschutz Company, Group's sole shareholder (the "Anschutz Note"). The balance of the proceeds were paid by delivery of $1,200,000 in cash and the Anschutz Note into escrow pending shareholder approval of the issuance. The Company has applied $650,000 of the cash received at closing to pay down its credit facility and intends to use the balance of the cash for working capital. The Company intends to apply $850,000 of the escrowed cash to further pay down its credit facility and intends to use the balance of the cash for working capital.

The Preferred Stock bears dividends at an annual rate equal to $7.125 per share. The dividends accrue and are cumulative and do not compound. Dividends are payable quarterly in arrears commencing March 31, 1999, in (i) cash or (ii) shares of Common Stock (based on the Closing Price (as defined in the Articles of Amendment) of the Common Stock on the dividend payment date), as the Company shall elect. Currently, the Board of Directors of the Company does not anticipate declaring any dividends with respect to the Common Stock.

In the event of any liquidation, dissolution, or winding up of the Company or the sale of all or substantially all of the assets of the Company, or the acquisition of the Company by another entity by means of corporate reorganizations or merger, or other transaction or series of related transactions in which more than 50% of the outstanding voting power of the Company is disposed of (a "Liquidation Event"), the holders of shares of Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to all stockholders $100.00 per share, plus an amount equal to all declared and unpaid dividends, prior to any amounts being paid to the holders of Common Stock.

Holders of the Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which their shares of Preferred Stock could be converted at the record date for determination of the shareholders entitled to vote.

Shares of Preferred Stock may be converted into shares of Common Stock. The number of shares to be received on conversion will be the original purchase price of $100 and all accrued and unpaid dividends, divided by $2.25. If at any time the closing price of the Common Stock for 45 consecutive trading days is equal to or greater than $10.00, the Company shall have the right to automatically convert the Preferred Stock. The Common Stock received on conversion will be deemed to be "Registrable Shares" subject to the terms of the Registration Rights Agreement between the Company and Group dated as of May 29, 1996, as amended. The conversion price of $2.25 per Common Stock share was determined by negotiation between the Company and Interwest and is equal to the average of the high and low trading prices on the Nasdaq SmallCap Stock Market on October 23, 1998, when the Company and Interwest first agreed in principle to the sale of $2,000,000 of Preferred Stock. Subsequently, on December 18, 1998, the Company and Interwest agreed to increase the amount of the investment to $5,000,000, on the same terms. On that date, the closing price of the Common Stock was $2.563 per share. On January 22, 1999, the closing price of the Common Stock was $3.375 per share.

The Company may not, without first obtaining the consent of the holders of a majority of the outstanding shares of Preferred Stock: (A) amend or repeal any provision of, or add any provision to, the Company's Articles of Incorporation or Bylaws if such action would alter or change the, rights of the holders of Preferred Stock; (B) issue shares of any class or series of stock having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to or on a parity with any preference or priority of the Preferred Stock; (C) issue any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Company having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to or on a parity with any preference or priority of the Preferred Stock; (D) reclassify any shares of capital stock into shares having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to or on a parity with any preference or priority of any series of the Preferred Stock; (E) apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, of any shares of any class or series of Common Stock; (F) cause a Liquidation Event; (G) declare or pay dividends on or make any distributions with respect to the Company's
Common Stock; (H) increase or decrease the authorized number of shares of Preferred Stock; or (I) sell, lease, assign, transfer, convey or otherwise dispose of the securities of any subsidiary. A copy of the Articles of Amendment is attached as Appendix B to this Proxy Statement.

Shareholder ratification and approval of the issuance of the Preferred Stock and related actions contemplated pursuant to the Securities Purchase Agreement is not required under the Colorado Business Corporation Act, the Company's Articles of Incorporation, or the Company's Bylaws. However, as discussed below, shareholder approval of the issuance of the Escrowed Shares is required in order to maintain the Company's inclusion in The Nasdaq Stock Market SmallCap System.

Nasdaq Shareholder Approval Requirement. The Company's Common Stock is traded on the over-the-counter market and is quoted on The Nasdaq Stock Market SmallCap System. In order to qualify for inclusion in The Nasdaq Stock Market SmallCap System, it is necessary that the Company satisfy certain financial and other criteria set forth in The Nasdaq Marketplace Rules (the "Rules"). In addition, in order to maintain such inclusion under the Rules, the Company must, among other things, follow certain corporate governance procedures, including obtaining shareholder approval in connection with certain corporate transactions.

The Rules require shareholder approval of the issuance of 20% or more of the common stock (or securities convertible into or exercisable for common stock) outstanding before the issuance for less than the greater of book or market value of the stock.

If the shares of Common Stock are converted into Common Stock, they will be issued at the rate of $2.25 per share, which would be less than the greater of book or market value of such shares on the date hereof. If all of the 50,000 Preferred Stock shares currently outstanding were converted on the date hereof, the Company would have issued 39.6% of the number of shares of Common Stock outstanding as of the date hereof. Accordingly, in order to comply with the Rules, it will be necessary for the Company to obtain shareholder ratification and approval of the issuance of the Preferred Stock (and the shares of Common Stock issuable upon conversion thereof) pursuant to the Securities Purchase Agreement.

Requirements for Continued Nasdaq Listing. Although the Common Stock is currently quoted on The Nasdaq Stock Market SmallCap System, the Company has in the past failed to meet the requirements of Nasdaq Marketplace Rule 4310(c)(2) which requires that an issuer maintain (i) net tangible assets of $2,000,000;
(ii) market capitalization of $35,000,000; or (iii) net income of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. The Company believes this deficiency will be remedied upon shareholder approval of the Preferred Stock financing. There can be no assurance, however, that the Company will continue to meet such requirements in any future period.

If the Company is  otherwise  unable to meet The Nasdaq  Stock  Market  SmallCap
System's continuing listing requirements described above, Nasdaq may take appropriate action against the Company, including placing restrictions on or additional requirements for listing of its Common Stock or the denial of listing of its Common Stock. If the Company's Common Stock is delisted from The Nasdaq Stock Market SmallCap System, the Company will become subject to the Securities and Exchange Commission's "penny stock" rules, and as a result, an investor will find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's Common Stock.

The "penny stock" rules under the Securities and Exchange Act of 1934 impose additional sales practice and market-making requirements on broker-dealers who sell and/or make a market in such securities. For transactions covered by the penny stock rules, a broker-dealer must make special suitability determinations for purchasers and must have received the purchaser's written consent to the transaction prior to sale. In addition, for any transaction involving a penny stock, unless exempt, the rules require delivery prior to any transaction in a penny stock of a disclosure schedule relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market and penny stocks. As a result, the Company's delisting from The Nasdaq Stock Market SmallCap System and its becoming subject to the rules on penny stock would negatively affect the ability or willingness of broker-dealers to sell or make a market in the Company's securities and, therefore, would severely and adversely affect the market liquidity for the Company's Common Stock.

Although the issuance of the shares of Series A Preferred Stock pursuant to the Securities Purchase Agreement will have a dilutive effect on the Company's current stockholders, the Board of Directors believes that shareholder approval of the Proposal is in the best interest of the Company, in order to help the Company meet Nasdaq listing requirements, to pay down debt and to provide additional working capital.

Impact of a Vote Against Issuance. If the Company's shareholders do not approve the Proposal, the Escrowed Shares will be returned to the Company and the purchase of the Escrowed Shares for $2,500,000 by Group will not be completed. In such a case the Company may no longer qualify for inclusion on The Nasdaq Stock Market SmallCap System.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION AND APPROVAL OF THE ISSUANCE OF 50,000 SHARES OF PREFERRED STOCK (AND ALL SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF) PURSUANT TO THE TERMS OF THE SECURITIES PURCHASE AGREEMENT.

                         INDEPENDENT PUBLIC ACCOUNTANTS

It is expected that representatives of KPMG Peat Marwick LLP will be present at the Meeting and available to answer questions.

                             SHAREHOLDERS' PROPOSALS

Any proposals of holders of Common Stock intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 1999 would have had to have been received by the Company, addressed to the Secretary at 7100 East Belleview Avenue, Suite 201, Greenwood Village, Colorado 80111, no later than January 19, 1999, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                           INCORPORATION BY REFERENCE

The Company incorporates by reference its Annual Report on Form 10-K for the year ended December 31, 1997 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, attached as Appendices C and D, respectively.

APPENDIX A

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT ("this Agreement"), dated as of December 30, 1998, is entered into by and between Internet Communications Corporation, a Colorado corporation (the "Company"), and Interwest Group, Inc., a Colorado corporation ("Buyer").

                                    RECITALS

         WHEREAS, the Company and Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

         WHEREAS, the Company wishes to sell to Buyer and Buyer wishes to purchase from the Company, upon the terms and subject to the conditions of this Agreement, shares of Series A Convertible Preferred Stock (the "Convertible Preferred Stock") of the Company, which which will be convertible into shares of Common Stock of the Company (the "Common Stock") upon the terms and subject to the conditions of such Convertible Preferred Stock;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       AGREEMENT TO PURCHASE; PURCHASE PRICE.

         a. Purchase; Certain Definitions.

         (i) The Company agrees to sell to Buyer and Buyer agrees to purchase from the Company 50,000 shares of Convertible Preferred Stock having the terms and conditions set forth in the Articles of Amendment to the Articles of Incorporation of the Company attached hereto as Annex I (the "Articles of Amendment") at a purchase price of $100 per share.

         (ii) Capitalized terms used and not defined herein shall have the meanings given to them in the Articles of Amendment.

         (iii) As used herein, the term "Securities" means the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock.

         (iii) As used herein, the term "Purchase Price" means the purchase price for the Preferred Stock.

         b. Form of Payment; Delivery of Preferred Stock.

         (i) Upon execution and delivery of this Agreement, Buyer is paying the Purchase Price for the Preferred Stock by delivering the following:

         (A) $2,200,000 in immediately available funds to the Company;

         (B) $300,000 in immediately available funds to Anschutz Company as a prepayment of that certain Convertible Promissory Note dated March 20, 1998 from the Company to Anschutz Company (the "Note);

         (C) $1,200,000 in immediately available funds (the "Escrowed Cash") to the escrow agent (the "Escrow Agent") identified in the Escrow Agreement attached hereto as Annex II which is hereby adopted and incorporated by reference herein; and

         (D) the Note to the Escrow Agent, representing the $1,300,000 balance of the Purchase Price.

         (ii) Upon execution and delivery of this Agreement, the Company is delivering one certificate representing 25,000 shares of Preferred Stock, duly executed by or on behalf of the Company, to Buyer, and one certificate representing 25,000 shares of Preferred Stock, duly executed by or on behalf of the Company (the "Escrowed Certificate"), to the Escrow Agent.

         (iii) By signing this Agreement, each of Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

         c. Escrow Property. The Escrowed Cash shall be invested at the direction of Buyer.

         d. Release of Escrow. Upon receipt of a letter from the Company prior to April 1, 1999 stating that the Company's shareholders have approved the issuance of the Preferred Stock to Buyer and the future conversion thereof to common stock of the Company and stating that the Company's common stock continues to be listed on Nasdaq, the Escrow Agent shall deliver to the Company the Note and the Escrowed Cash with all interest earned thereon; and shall deliver the Escrowed Certificate to Buyer. If such letter has not been delivered prior to April 1, 1999, the Escrow Agent shall deliver to Buyer the Note and the Escrowed Cash with all interest earned thereon; and shall deliver the Escrowed Certificate to the Company.

2. BUYER REPRESENTATIONS AND WARRANTIES.

         Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

         a. Buyer is purchasing the Preferred Stock and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Converted Shares") for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

         b. All subsequent offers and sales of the Preferred Stock and the shares of Common Stock representing the Converted Shares (such Common Stock sometimes referred to as the "Shares") by Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

         c. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

3. COMPANY REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants to Buyer that:

         a. Concerning the Preferred Stock and the Shares. The Preferred Stock has been duly authorized, and when issued, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock or the Shares.

         b. Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Company. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed and traded on The NASDAQ/SmallCap Market.

         c. Authorized Shares. The Company has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock. The Converted Shares have been duly authorized and, when issued upon conversion of, or as dividends on, the Preferred Stock in accordance with the terms of the Articles of Amendment will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

         d. Securities Purchase Agreement and Stock. This Agreement and the transactions contemplated thereby have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is the valid and binding agreement of the Company enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and the Preferred Stock will be duly and validly authorized and, when executed and delivered on behalf of the Company in accordance with this Agreement, is a valid and binding obligation of the Company in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

         e. Non-contravention. Assuming shareholder approval of the issuance of the Escrowed Certificate and any subsequent conversion into Common Stock, the execution and delivery of this Agreement and the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, (iii) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock.

         f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company (other than shareholder approval as required by Nasdaq) is required to be obtained by the Company for the issuance and sale of the Securities to Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

         g. SEC Filings. None of the Company's filings with the Securities and Exchange Commission ("SEC") contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has made and will timely make in the future all required filings with the SEC.

         h. Absence of Certain Changes. Since January 1, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company, except as disclosed in the Company's SEC filings. Since January 1, 1998, except as disclosed in the Company's SEC filings, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

         a. Transfer Restrictions. Buyer acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

         b. Restrictive Legend. Buyer acknowledges and agrees that the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

         THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

         c. Filings and  Shareholder  Consent.

     (i) The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock to Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to Buyer promptly after such filing.

     (ii) The Company undertakes and agrees to take all steps necessary to have a vote of the shareholders of the Company regarding authorization of the Company's issuance to the holders of the Preferred Stock of shares of Common Stock in excess of 20% of the outstanding shares of Common Stock in accordance with NASDAQ Rule 4301(c)(25)(H)(i)(d)(2). The Company will use its best efforts to obtain such approval and will recommend to the shareholders that such authorization be granted and will seek proxies from shareholders not attending the meeting naming a director or officer of the Company as such shareholder's proxy and directing the proxy to vote, or giving the proxy the authority to vote, in favor of such authorization. Upon receipt ofsuch authorization and if the Company's common stock continues to be listed on Nasdaq, the Company will deliver to the Escrow Agent the letter described in Section 1d. The Company will use its best efforts to continue the listing of its Common Stock on The NASDAQ/SmallCap Market.

         c. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to satisfy the conversion rights of Buyer pursuant to the terms and conditions of the Preferred Stock.

5. GOVERNING LAW: MISCELLANEOUS.

     a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Denver or the state courts of the State of Colorado sitting in the City of Denver in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

     b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     c. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     d. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     e. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     f. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     g. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

     h. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     i. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     j. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

     k. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

6. NOTICES.

         Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

     (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

     (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

     (c) the third business day after mailing by international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):


COMPANY:                   Internet Communications Corporation
                           7100 East Belleview Avenue, Suite 201
                           Greenwood Village, Colorado 80111

BUYER:                     Lynn Wood
                           Interwest Group, Inc.
                           2400 Anaconda Tower
                           555 - 17th Street Denver, CO 80202

ESCROW AGENT:              Norwest Bank Colorado, National Association
                           Corporate Trust and Escrow Services
                           1740 Broadway
                           Denver, CO  80274-8693

12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The Company's and Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Preferred Stock and payment of the Purchase Price, and shall inure to the benefit of Buyer and the Company and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be duly executed this 30th day of December, 1998.

Interwest Group, Inc.


By /s/ Craig D. Slater

Internet Communications Corporation


By /s/ John M. Couzens


The undersigned Escrow Agreement is executing this Agreement for purposes of establishing the Escrow.


Norwest Bank Colorado, National Association,
Corporate Trust and Escrow Services


By /s/ Leigh M. Lutz

AAPPENDIX B

Articles of Amendment

                              Mail to: Secretary of State
                              Corporations Section
Please include a typed        1560 Broadway, Suite 200
self-addressed envelope       Denver, CO 80202
                              (303) 894-2251
                              Fax (303) 894-2242

MUST BE TYPED

FILING FEE: $25.00
MUST SUBMIT TWO COPIES


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                     OF INTERNET COMMUNICATIONS CORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The name of the corporation is INTERNET COMMUNICATIONS CORPORATION

SECOND: The following amendment to the Articles of Incorporation was adopted on December 30, 1998, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

                  __ No shares have been issued or Directors Elected - Action by
                       Incorporators

                  __ No shares have been  issued but Directors  Elected - Action by Directors

                   X Such amendment was adopted by the board of directors where shares have been issued.

                  __   Such   amendment   was   adopted   by  a   vote   of  the
                       shareholders.The number of shares voted for the amendment was sufficient for approval.

THIRD:  The following section shall be added to the end of Section 2 of Article
IV:

         (a) Series A Preferred Stock. The Board of Directors by resolution has designated 50,000 of the shares of Preferred Stock "Series A Preferred Stock" (the "Series A Preferred"). The relative rights, preferences, privileges, and restrictions granted to or imposed upon the Series A Preferred or the holders thereof are as follows:

         (i)      Dividend Preference.

         (A) When, as and if declared by the Board of Directors, the holders of Series A Preferred shall be entitled to receive, out of funds legally available therefor, dividends at an annual rate equal to $7.125 (as adjusted for combinations, consolidations, subdivisions, or stock splits with respect to such shares) for each outstanding share of Series A Preferred held by them, in preference and priority to the payment of dividends on any shares of Common Stock (other than those payable solely in Common Stock). The dividends payable to the holders of the Series A Preferred shall accrue and be cumulative and shall not compound. Dividends shall be payable quarterly in arrears commencing March 31, 1999, in (i) cash or (ii) shares of Common Stock, as the Corporation shall elect. If all or any portion of a dividend payment is to be paid in Common Stock, the number of shares to be issued will be equal to the amount of the dividend (or portion thereof) divided by the Closing Price of the Common Stock on the dividend payment date. The "Closing Price" shall be the average last reported sales prices, regular way, per share of Common Stock on the preceding 10 trading days, or if no such sale takes place on any such day, the average of the closing bid and asked prices, regular way, for that day, in each case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange, or, if shares of such stock are not listed or admitted to trading on a national securities exchange, on the Nasdaq National Market or the Nasdaq Small Cap Market, as the case may be, or, if such last sales price or closing bid and asked prices are not so reported, the average of the closing bid and asked prices on the preceding 10 trading days as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for such purpose, or if no such prices are available, the fair market value of the Common Stock as determined in good faith by the Board of Directors.

         (ii)     Liquidation Preference.

         (A) Each holder of Series A Preferred outstanding after the closing of a Liquidation Event (as defined below) shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock and the Series A Preferred Stock, by reason of their ownership of such stock, the amount of $100.00 (the "Original Series A Issue Price") per share (as adjusted for combinations, consolidations, subdivisions, or stock splits with respect to such shares) for each share of Series A Preferred then held by such holder, plus an amount equal to all accrued and unpaid dividends on such shares of Series A Preferred (collectively, the "Series A Preference"). If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Series A Preferred shall be insufficient to permit the payment to such holders of the full Series A Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series A Preferred shall be distributed ratably based on the total Series A Preference due each such holder under this Section IV.2(a)(ii)(A).

         (B) In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or not, or the sale, lease, assignment, transfer, conveyance or disposal of all or substantially all of the assets of the Corporation, or the acquisition of this Corporation by another entity by means of consolidation, corporate reorganizations or merger, or other transaction or series of related transactions in which more than 50% of the outstanding voting power of this Corporation is disposed of for cash or other assets other than securities (each a "Liquidation Event"), distributions to the shareholders of the Corporation shall be made in the following manner:

         (1) After payment has been made to the holders of Series A Preferred of the full amounts to which they are entitled pursuant to paragraph (ii)(A) above, the remaining assets of the Corporation available for distribution to shareholders shall be distributed ratably among the holders of Common Stock.

         (2) The value of securities and property paid or distributed pursuant to this Section IV.2(a)(ii)(B) shall be computed at fair market value at the time made available to shareholders, all as determined by the Board of Directors in the good faith exercise of its reasonable business judgment, provided that
(i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the closing sales price for such securities as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication, and (ii) if such securities are regularly quoted by a recognized securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low asked prices for such securities on the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

         (3) Nothing hereinabove set forth shall affect in any way the right of each holder of Series A Preferred to convert such shares at any time and from time to time into Common Stock in accordance with Section IV.2(a)(iv) hereof.

         (iii)    Voting Rights.

         (A) Except as otherwise required by law or hereunder, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Series A Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Fractional votes by the holders of Series A Preferred shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Series A Preferred held by each holder could be converted) be rounded to the nearest whole number (with one-half being rounded upward). Holders of Series A Preferred shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation.

         (iv)     Conversion.

         (A) OPTIONAL CONVERSION. Shares of Series A Preferred may be converted into shares of Common Stock, as follows:

         (1) Subject to and upon compliance with the provisions of this Section IV.2(a)(iv), at the option of the holder of such shares, shares of Series A Preferred or any portion thereof, may be converted into shares of Common Stock ("Conversion Shares"), as said shares shall be constituted on the date on which such shares shall be surrendered for conversion and notice given in accordance with the provisions of this Section (the "Conversion Date"). The number of Conversion Shares to be received on conversions shall be the quotient of (A) the sum of the Original Series A Issue Price and all accrued and unpaid dividends on such share of Series A Preferred, accrued to the date of conversion, divided by
(B) $2.25 (the "Conversion Price").

         (2) In order to exercise the conversion privilege, the holder shall surrender such shares to the Corporation at its executive offices, together with the conversion notice in the form attached hereto as Exhibit A (or similar separate written notice) duly executed, and, if so required by the Corporation, accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or by its duly authorized attorney in writing. As promptly as practicable after the surrender of such shares for conversion as aforesaid, but in no event later than 30 days after surrender, the Corporation shall deliver at its executive office to such holder, or on its written order, a certificate or certificates for the number of Conversion Shares deliverable upon such conversion and a check or cash in amount equal to any unconverted fractional share. Such conversion shall be deemed to have been effected on the date on which such notice shall have been received at said executive offices and such shares shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for Conversion Shares shall be deliverable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; PROVIDED, HOWEVER, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates are to be delivered as the record holder or holders thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date of such surrender.

         (3) Notwithstanding any other provision hereof, (A) if the conversion is to be made in connection with a merger, acquisition, tender offer or other business combination, the exercise of the conversion privilege may at the election of the holder be conditioned upon the conclusion of such transaction, in which case such exercise shall not be deemed to be effective until the conclusion of such transaction and (B) if the issuance of any Conversion Shares is not exempt from the applicable requirements under the Hart-Scott-Rodino Act, the exercise of the conversion privilege shall be conditioned upon the compliance by the Corporation, the holder and all other persons with such requirements, in which case such exercise shall not be deemed to be effective until all such requirements are satisfied. The holder may by written notice withdraw any such exercise of such conversion privilege before the effectiveness thereof. Any such exercise or withdrawal shall not impair or otherwise affect the other rights and remedies of the holder permitted by law, equity or contract or as set forth herein.

         (B) CORPORATION'S RIGHT TO AUTOMATICALLY CONVERT. If at any time the Closing Price of the Corporation's Common Stock for 45 consecutive trading days is equal to or greater than $10.00, the Corporation shall thereafter have the right to automatically convert the Series A Preferred in accordance with the provisions of this Section IV.2(a)(iv).

         (C) FRACTIONAL INTERESTS. The Corporation shall not be required to deliver fractions of shares of Common Stock upon conversions of shares of Series A Preferred. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of shares of Series A Preferred, the Corporation shall make an adjustment therefor in cash equal to the Closing Price per share of the Common Stock on the Conversion Date.

         (D) MECHANICAL ADJUSTMENTS. The number of Conversion Shares issuable upon the conversion of shares of Series A Preferred and the Conversion Price shall be subject to adjustment from time to time, as follows:

         (1) If the Corporation shall at any time pay a dividend on its Common Stock in shares of its Common Stock (including, if applicable, shares of Common Stock held by the Corporation in treasury or by a Subsidiary (as defined below), subdivide its outstanding shares of Common Stock into a larger number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or otherwise effect a reclassification or recapitalization of the Common Stock, then in each such case the number of Conversion Shares thereafter issuable upon conversion of shares of Series A Preferred shall be adjusted so that shares of Series A Preferred shall thereafter be convertible into the number of Conversion Shares equal to the number of shares of Common Stock which the holder would have held after the occurrence of any of the events described above had such shares of Series A Preferred been converted in full immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph (i) shall become effective retroactively to the related record date in the case of a dividend and shall become effective on the related effective date in the case of a subdivision, combination, reclassification or recapitalization.

         (2) Except with respect to Permitted Issuances (as defined below), if the Corporation or a Subsidiary shall at any time issue or sell shares of Common Stock at a purchase price per share of Common Stock (the value of any consideration, if other than cash, to be determined in good faith by the Board of Directors) less than the Closing Price on the date the Corporation or such Subsidiary agrees to the issuance or sale (for the purpose of this paragraph
(2), the "Adjustment Date"), then in each such case, the number of Conversion Shares thereafter issuable upon conversion of shares of Series A Preferred after such Adjustment Date shall be determined by multiplying the number of Conversion Shares issuable upon conversion of shares of Series A Preferred on the date immediately preceding such Adjustment Date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately before issuance or sale and the number of additional shares of Common Stock so issued or sold, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately before such issuance or sale and the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at the Closing Price. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation or by a Subsidiary.

         (3) If the Corporation or a Subsidiary shall at any time issue or sell Derivative Securities (as defined below) providing for the purchase of shares of Common Stock upon the conversion, exchange or exercise thereof at a price per share of Common Stock (taking into account any consideration received by the Corporation upon the issuance or sale of such Derivative Securities and any additional consideration to be received upon the conversion, exchange or exercise thereof, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors (the "Aggregate Derivative Consideration")) less than the Closing Price on the date the Corporation or such Subsidiary agrees to the issuance or sale (for the purpose of this paragraph
(3), the "Adjustment Date"), then in each such case, the number of Conversion Shares thereafter issuable upon conversion of the Series A Preferred after such Adjustment Date shall be determined by multiplying the number of Conversion Shares issuable upon conversion of shares of Series A Preferred on the date immediately preceding such Adjustment Date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date and the number of additional shares of Common Stock so offered for subscription or purchase upon the conversion, exchange or exercise of such Derivative Securities, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date and the number of shares of Common Stock which the Aggregate Derivative Consideration for the total number of shares so offered would purchase at the Closing Price. Such adjustment shall be made whenever any such Derivative Securities are issued, and shall become effective on the date of issuance retroactive to the Adjustment Date. If all the shares of Common Stock so offered for subscription or purchase are not delivered upon the final conversion, exchange or exercise of such Derivative Securities, then, upon the final conversion, exchange or exercise of such Derivative Securities, or the expiration, cancellation or other termination thereof, the number of Conversion Shares issuable upon conversion of shares of Series A Preferred shall thereafter be readjusted to the number of Conversion Shares which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the conversion, exchange or exercise of such Derivative Securities, or the expiration, cancellation or other termination thereof rather than upon the number of shares of Common Stock so offered for subscription or purchase. If the purchase price provided for in any Derivative Securities, the additional consideration, if any, payable upon the conversion, exchange or exercise of any Derivative Securities or the rate at which any Derivative Securities are convertible into or exchangeable or convertible into Common Stock shall change at any time (including, without limitation, at the time of or after such conversion, exchange or exercise), the number of Conversion Shares issuable upon conversion of shares of Series A Preferred in effect at the time of such change shall be readjusted to the number of Conversion Shares issuable upon conversion of shares of Series A Preferred which would have been in effect at such time had such Derivative Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, on the related Adjustment Date, and such readjustment shall become effective on the date of such change retroactive to the Adjustment Date; PROVIDED, that no such readjustment shall have the effect of decreasing the number of Conversion Shares issuable upon the conversion of shares of Series A Preferred by an amount in excess of the amount of the adjustment initially made with respect to the issuance or sale of the Derivative Securities. For the purposes of this paragraph (3), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation or by a Subsidiary.

         (4) If the Corporation shall at any time declare or pay a dividend or other distribution on its Common Stock other than (x) a stock dividend payable solely in shares of Common Stock or (y) a cash dividend paid out of current earnings (the value of any such dividend or other distribution, if other than cash, to be determined in good faith by the Board of Directors), then in each such case, the number of Conversion Shares thereafter issuable upon conversion of shares of Series A Preferred after the declaration date therefor (for the purpose of this paragraph (4), the "Adjustment Date") shall be determined by multiplying the number of Conversion Shares issuable upon conversion of shares of Series A Preferred on the date immediately preceding such Adjustment Date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date and the number of additional shares of Common Stock which the aggregate value of such dividend or distribution would purchase at such price and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date. For the purposes of this paragraph (4), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation or by a Subsidiary.

         (5) In case of any capital reorganization or any reclassification (other than a change in par value) of the capital stock of the Corporation, or of any exchange or conversion of the Common Stock for or into securities of another corporation, or in case of the consolidation or merger of the Corporation with or into any other person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or a Liquidation Event) or in case of any sale or conveyance of all or substantially all of the assets of the Corporation (other than a Liquidation Event), the person formed by such consolidation or resulting from such capital reorganization, reclassification or merger or which acquires such assets, as the case may be, shall make provision such that shares of Series A Preferred shall thereafter be convertible into the kind and amount of shares of stock, other securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the shares of Common Stock equal to the number of Conversion Shares issuable upon conversion of shares of Series A Preferred immediately prior to the effective date of such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, assuming (1) such holder of Common Stock of the Corporation is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made as the case may be ("Constituent Entity"), or an affiliate of a Constituent Entity, and (2) such person failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance and, in any case appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holder, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the number of Conversion Shares issuable upon conversion of shares of Series A Preferred) shall thereafter be applicable, as near as reasonably may be, in relating to any shares of stock or other securities or other property thereafter deliverable upon conversion of shares of Series A Preferred.

         (6) For the purposes of this Section IV.2(a)(iv)(D):

     (X) "DERIVATIVE SECURITIES" means securities convertible into or exchangeable or convertible into shares of Common Stock, rights or warrants to subscribe for or purchase shares of Common Stock, options for the purchase of, or calls, commitments or other claims of any character relating to, shares of Common Stock or any securities convertible into or exchangeable for any of the foregoing;

     (Y)"PERMITTED ISSUANCES" means the issuance of shares of Common Stock after the date hereof (x) pursuant to the exercise of options authorized on the date hereof, in each case in accordance with the terms thereof as of the date hereof and (y) pursuant to the conversion of shares of Series A Preferred; and

     (Z) "SUBSIDIARIES" means any corporation or other entity in which the Corporation is entitled by virtue of its ownership of securities (or equivalent interests) to elect a majority of the directors (or persons performing equivalent functions).

         (7) If any shares of Common Stock or Derivative Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Corporation therefor. In case any shares of Common Stock or Derivative Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Corporation shall be the market price thereof as of the date of receipt. In case any shares of Common Stock or Derivative Securities are issued to the owners of the non-surviving entity in connection with any merger or other business combination in which the Corporation is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock or Derivative Securities, as the case may be. The fair value of any consideration other than cash or marketable securities shall be determined jointly by the Corporation and the holders of more than 50% of the outstanding shares of Series A Preferred. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Corporation and such holders, whose determination shall be final and binding on the Corporation and the holders. The fees and expenses of such appraiser shall be paid by the Corporation.

         (8) If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution on its Common Stock or (B) to subscribe for or purchase shares of Common Stock or Derivative Securities, then such record date shall be deemed to be the date of the payment or distribution of such dividend or other distribution or the date of issuance and sale of any shares of Common Stock deemed to have been issued or sold in connection thereto.

         (9) All calculations under this Section IV.2(a)(iv)(D) shall be made to the nearest share of Common Stock (with one-half being rounded upward)

         (10) Whenever the number of Conversion Shares issuable upon the conversion of shares of Series A Preferred is adjusted or readjusted pursuant to paragraphs (1) through (9), inclusive, above, the Conversion Price shall be adjusted or readjusted by multiplying the Conversion Price immediately prior to the related Adjustment Date by a fraction, the numerator of which shall be the number of Conversion Shares receivable upon the conversion of shares of Series A Preferred immediately preceding such Adjustment Date, and the denominator of which shall be the number of Conversion Shares so purchasable immediately thereafter; PROVIDED that no such readjustment pursuant to paragraph (3) above with respect to the conversion, exchange or exercise, or expiration, cancellation or other termination, of any Derivative Securities shall have the effect of increasing the Conversion Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance or sale of such Derivative Securities.

         (11) If any event occurs of the type contemplated by the provisions of this Section IV.2(a)(iv)(D) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the number of Conversion Shares issuable upon conversion of shares of Series A Preferred and the Conversion Price so as to protect the rights of the holders of shares of Series A Preferred.

         (12) For the purpose of this Section IV.2(a)(iv)(D), the term "Shares of Common Stock" means (W) the class of stock designated as the Common Stock of the Corporation at the date hereof or (X) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraphs (1) through (4), inclusive, above, the holders of shares of Series A Preferred shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of shares of Series A Preferred and the Conversion Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares contained in paragraphs (1) through (4), inclusive, above, and the provisions of Sections IV.2(a)(iv)(D), (E), and (F), inclusive, with respect to the Conversion Shares, shall apply on like terms to any such other shares.

         (13) Notwithstanding anything herein to the contrary, there shall be no adjustment in the number of Conversion Shares or in the Conversion Price in respect of Permitted Issuances.

         (14) In case of any consolidation or merger of the Corporation with or into another entity (whether or not the Corporation is the surviving entity) or in case of any sale, transfer or lease of all or substantially all of the assets of the Corporation, the Corporation or such successor or purchasing entity, as the case may be, shall execute with the holders of shares of Series A Preferred an agreement that such holders shall have the right thereafter to receive upon conversion of shares of Series A Preferred the kind and amount of shares and other securities, cash and property that such holders would have owned or would have been entitled to receive after the happening of such consolidation, merger, sale, transfer, lease or conveyance had their shares of Series A Preferred been converted in full immediately prior to such action, and if the successor or purchasing entity is not a corporation, such person shall provide appropriate tax indemnification with respect to such shares or other securities and property so that upon conversion of shares of Series A Preferred, the holders thereof would have the same benefits they otherwise would have had if such successor or purchasing person were a corporation. Such agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraphs (1) through (13), inclusive, above. The provisions of this paragraph (14) shall similarly apply to successive consolidations, mergers, sales or conveyances.

         (E) TIME OF ADJUSTMENTS; MINIMUM ADJUSTMENTS. Each adjustment required by Section IV.2(a)(iv)(D) shall be effective as and when the event requiring such adjustment occurs. Notwithstanding the provisions of this Section IV.2(a)(iv)(E), no adjustment of less than one percent of the number of Conversion Shares shall be made until the earlier of (x) such time as the total of all previous adjustments that were less than one percent of the number of Conversion Shares shall equal three percent of the number of Conversion Shares and (y) conversion of the Series A Preferred in accordance with the provisions hereof.

         (F) NOTICE OF ADJUSTMENT. Whenever the number of Conversion Shares issuable upon the conversion of shares of Series A Preferred or the Conversion

Price is adjusted as herein provided, the Corporation shall promptly mail by first class mail, postage prepaid, to each holder of shares of Series A Preferred a certificate provided by, at the discretion of such holder, an officer of the Corporation or a firm of independent public accountants selected by the Board of Directors of the Corporation (who may be the regular accountants employed by the Corporation) setting forth the number of Conversion Shares purchasable upon the conversion of shares of Series A Preferred and the Conversion Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

         (G) NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section IV.2(a)(iv)(D), no adjustment in respect of any dividends declared or paid on the Common Stock shall be made prior to or upon the conversion of shares of Series A Preferred.

         (H) TAXES. The issuance of stock certificates on conversions of shares of Series A Preferred shall be made without charge to the holders thereof for any tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holders, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

         (I) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares or its issued shares held in its treasury, or both, for the purpose of effecting the conversion of shares of Series A Preferred, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion, exchange or exercise of outstanding securities of the Corporation convertible into or exchangeable or exercisable for any shares of the Common Stock, all rights to subscribe for or to purchase, all options for the purchase of, and all calls, commitments or claims of any character relating to, any shares of Common Stock and any securities convertible into or exchangeable or exercisable for any of the foregoing.

         (J) REGISTRATION OR APPROVAL. If any shares of Common Stock reserved or to be reserved for the purpose of conversion of shares of Series A Preferred require registration with or approval of any governmental authority under any federal or state law before such shares may be validly delivered upon conversion, including, without limitation, the Hart-Scott-Rodino Act, then the Corporation covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be, at the Corporation's expense.

         (K) VALIDLY ISSUED, ETC. The Corporation covenants that all shares of Common Stock which may be delivered upon conversion of shares of Series A Preferred shall upon delivery be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue or delivery thereof.

         (L)      NOTICE.  In the event:

                  (1) that the Corporation shall pay any dividend or make any distribution to the holders of shares of Common Stock otherwise than in cash charged against capital surplus, consolidated net earnings or retained earnings of the Corporation and its Subsidiaries; or

                  (2) that the Corporation shall offer for subscription or purchase, pro rata, to all of the holders of shares of Common Stock any additional shares of stock of any class or any securities convertible into or exchangeable for stock of any class; or

                  (3) of any reclassification or change of outstanding shares of the class of Common Stock issuable upon the conversion of shares of Series A Preferred (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or of any merger or consolidation of the Corporation with, or merger of the Corporation into, another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of Series A Preferred), or of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety or of any other similar business combination transaction;

         then, and in any one or more of such events, the Corporation will give to the holders of shares of Series A Preferred written notice thereof at least 15 days prior to (A) the record date fixed with respect to any of the events specified in (1) and (2) above, and (B) the effective date of any of the events specified in (3) above. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

         (M) SPECIFIC PERFORMANCE. The Corporation acknowledges that the failure of the Corporation to perform its obligations under this Section IV.2(a)(iv) will not be compensable by the payment of monetary damages and hereby waives any defense to a claim by the holders of shares of Series A Preferred that the provisions of this Section Section IV.2(a)(iv) be specifically enforced.

         (N) REGISTRATION RIGHTS. The Conversion Shares shall be deemed to be "Registrable Shares" subject to the terms of the Registration Rights Agreement between the Corporation and Interwest Group, Inc. dated as of May 29, 1998, as amended.

         (v) Covenants.

         In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred, voting as a single class:

     (A) amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred;

     (B) authorize or issue shares of any class or series of stock having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to or on a parity with any preference or priority of the Series A Preferred;

     (C) authorize or issue any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this Corporation having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to or on a parity with any preference or priority of the Series A Preferred;

     (D) reclassify any shares of capital stock of this Corporation into shares having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to or on a parity with any preference or priority of any series of the Series A Preferred;

     (E) apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through Subsidiaries (as defined in Section 425 of the Internal Revenue Code of 1986) or otherwise, of any shares of any class or series of Common Stock;

     (F)  engage  in  any   transaction   or  series  of  related   transactions
constituting a Liquidation Event;

     (G) declare or pay dividends on or make any distributions with respect to the Corporation's Common Stock;

     (H) increase or decrease the authorized number of shares of Preferred Stock; or

     (I) sell, lease, assign, transfer, convey or otherwise dispose of the securities of any Subsidiary.

FOURTH: In connection with the Articles of Amendment to the Corporation's Articles of Incorporation set forth herein, no change in the outstanding capital stock is being effected.

FIFTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, is as follows:
NONE

SIXTH: The foregoing amendment was adopted by the Board of Directors without shareholder action and shareholder action was not required.

         Executed at Denver, Colorado this 30th day of December, 1998

                                    INTERNET COMMUNICATIONS CORPORATION

                                    By:     /s/ John M. Couzens
                                            John M. Couzens, President

Appendix C


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM  10-KSB

(Mark One)
[ ]  ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
     1934
                                         For Fiscal year ended      N/A
                                                               --------------

                                       or

[X] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

           For the transition period from February 1, 1997 to December 31, 1997
                                           ----------------    ----------------

                                                 Commission file number 0-19578
                                                                        -------

                      INTERNET COMMUNICATIONS CORPORATION
                 (Name of small business issuer in its charter)

                COLORADO                                   84-1095516
       ------------------------------                  ------------------
(State or other jurisdiction of                 (I.R.S. Employer Identification
incorporation or organization)                  Number)

7100 E. BELLEVIEW AVE., STE 201, GREENWOOD VILLAGE, COLORADO 80111
------------------------------------------------------------------
(Address of principal executive offices)                 (Zip Code)

Issuer's telephone number (303) 770-7600
                          --------------

Securities registered under Section 12(b) of the Exchange Act:  NONE

Securities registered under Section 12(g) of the Exchange Act:
COMMON STOCK, NO PAR VALUE                                  NASDAQ
--------------------------                            ------------------
     (Title of Class)                                 (Name of Exchange)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. [X] Yes [ ] No

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to the Form 10-KSB [ ]

Revenues for the fiscal year ended December 31, 1997 is $33,113,000.

At March 16,  1998,  5,397,887  shares  of  Common  Stock,  no par  value,  were
outstanding.   The   aggregate   market  value  of  the  Common  Stock  held  by
non-affiliates of the Registrant on that date was approximately $8,576,000.

Documents incorporated by reference:Proxy Statement to be filed in April 1998.

Page 1 of      pages.           Exhibits are indexed on page 34.
          ----
(Complete Copy)

                                                                               1


                                     PART I

ITEM 1.  DESCRIPTION OF BUSINESS
         -----------------------

GENERAL
-------
Internet Communications Corporation (INCC or the Company), a Colorado corporation, is a multi-faceted telecommunications and networking company specializing in the design, implementation, maintenance and management of communications systems and networks. With headquarters in metropolitan Denver, the Company has over 5,000 business, government and institutional customers.

The Company is capable of handling the total communications needs of its customers' enterprise-wide networks for data and voice. This unique capability was created in 1996 with the merger of two prominent Colorado communications companies -- INCC, a leading data networking services company, and Interwest Communications Corporation, a leading telephone interconnect company in
Colorado. This combination has produced a company with strong voice and data integration capabilities and the wherewithal to deal with the convergence of various electronic communications media.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE
----------------------------------------------------------------------
SECURITIES LITIGATION REFORM ACT OF 1995
----------------------------------------

This 10-KSB contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements in this 10-KSB are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.

With regard to the Company, the most important factors include, but are not limited to, the following:
     - Changing technology.
     - Competition.
     - Possible future government regulation.
     - Competition for talented employees.
     - Company's ability to fund future operations.
     - Company's need to refinance debt.

RECENT DEVELOPMENTS
-------------------

In March 1998, the Company announced that it has taken steps to brings its corporate structure in line with its corporate strategy by divesting non-core businesses and sales channels. Two subsidiaries, Interwest Sound ("Sound") and Interwest Cable Network Systems, Inc. ("Cable"), will be sold. In addition, the Company has re-sized its operations concentrating on areas which generate revenues and profits. As a result, 50 positions, or 21% of the Company's workforce (not including Sound and Cable) have been eliminated. In connection with this restructuring, the Company's president, Thomas C. Galley, resigned from his position as president and CEO. John M. Couzens replaces Mr. Galley as interim president and CEO.

Also in March 1998, the Company received $1.6 million from a related party in exchange for a convertible promissory note, due March 1999. The note bears interest at 10% and interest payments are due quarterly. The note includes a conversion clause which allows conversion if the note is not paid when due and carries a conversion price of $4.25 per common share. Proceeds from the note will be used for working capital.

PRODUCTS AND SERVICES
---------------------

The Company provides design, implementation, maintenance and management of enterprise-wide voice and data networks and business telephone systems. To provide fully integrated network solutions, the Company offers a full array of products and services, including data communications equipment, circuits, and value-added services, such as network design, installation, maintenance and management.

Enterprise Networks
-------------------

To provide data communications equipment, the Company maintains distribution agreements with premier manufacturers and suppliers, including 3Com, Cisco, Tellabs, ADC/Kentrox, Adtran, Motorola, Memotech, and Telco Systems. To provide circuits, the Company has agreements with a number of carriers, including
Worldcom, ICG, and U S WEST and operates, itself, as an FCC approved interexchange carrier. To provide value added services, the Company employs a highly trained technical staff and operates an advanced network control center ("NCC").

The NCC is located at the Company's corporate headquarters in Greenwood Village, Colorado, and is capable of managing networks on an international scale. The NCC is capable of monitoring and remotely diagnosing most data communication devices as well as the circuits connecting customer locations. Problem resolution and network analysis are other key elements of the Company's network management services.

INCC Network and Field Engineers have a broad knowledge of data and voice communications equipment and networks, built on a foundation of experience and training. Their knowledge extends to multiple vendors, and they are experts at designing and installing integrated networks and resolving any problems arising in those networks.

Business Communications Systems
-------------------------------

Building on the experience and product lines gained in the merger with Interwest, the Company also provides design, installation, and maintenance and management for a full range of business telephone systems and associated equipment and applications software. The Company is currently one of NEC America's 10 largest dealers in the U.S. market. Additional relationships with telephone system manufacturers include Northern Telecom, Fujitsu and Active Voice (the largest PC-based voice processing systems manufacturer).

Internet Access Services
------------------------

The Company also operates as an Internet Service Provider, offering complete internet access, including circuits, data communications equipment, firewalls (hardware and software to enhance network security), high speed connection to the internet, and services, like network management, maintenance, hosting of the customer's web site and/or computers at our facilities, and internet consulting.

Network Consulting
------------------

The Company has a network consulting division which offers analysis and recommendations on a wide range of networking requirements, issues, problems or concerns. The Company's network consultants perform network system engineering, network performance analysis, and internet design and engineering. They recommend and implement new network and system designs, migrations, upgrades, optimization and multi- platform/application integration.

Sound and Security Systems
--------------------------

As discussed above, Sound is expected to be sold. Sound designs and installs commercial paging systems, school intercom systems, nurse call, video security and card access security systems.

Cable Networks
--------------

As discussed above,  Cable is expected to be sold.  Cable designs,  installs and
maintains  fiber  optic  networks  for  competitive  local  exchange   carriers,
interexchange carriers and campus area networks.

Refurbished Voice Communications Equipment
------------------------------------------

U.S. Telphonics, a division of INCC, operates in the secondary market selling refurbished telephone and voice mail systems throughout the United States. Typically, these are systems traded in by customers following the installation of a new system by INCC.


STRATEGY
--------

The Company has broad voice and data communications expertise and the ability to deliver value-added services. In addition to offering a complete array of communications services and products, the Company will add value by:

* choosing the best solutions from among a variety of sources * combining multiple services, devices and software applications into complete solutions
* providing proprietary services to enhance overall network design.

To further strengthen the Company, opportunities will be sought for:

* adding more proprietary, value-added services to integrated system and network designs
* adding more  products and services that can be offered under the Company brand
* adding more sources of recurring revenue


INDUSTRY OVERVIEW AND MARKET NICHE
----------------------------------

The total U.S. market for data communications systems and networks, according to Data Communications Magazine, is estimated in 1997 at $51 billion, including over $3.5 billion in internet services. The overall growth of this market is projected at approximately 20%, and the internet services segment is growing at a rate of 60% per year.

Helping to fuel this growth is the trend toward an increasingly networked world. Distributed networks and the valuable information flowing over those networks have become mission critical. Communications networks have also continued to grow in complexity as technologies continue to proliferate and evolve. Information Technologies (I.T.) managers must deliver communications networks and systems within limited budgets and with limited resources. To help with this dilemma, I.T. personnel are increasingly looking for integrated solutions from their vendors. INCC is well positioned to provide such solutions.

COMPETITION
-----------

Competitors for the network integration market are numerous and varied. The field is comprised of companies which approach the market from different bases of expertise. The types of companies with whom INCC has traditionally been competing include:

* manufacturers  (such  as  Cisco)  selling  data   communications   terminating
  equipment and business communications systems (such as Lucent Technologies)
* distributors of that equipment * carriers selling direct (such as WilTel) * re-sellers of carrier services
* national systems integrators (such as EDS, IBM Global Networks, and large accounting firms)

Throughout 1998, the Company will seek to improve its position as a complete communications services provider. In contrast to manufacturers, who focus on selling their own products, or to sales agents, who act as a sales channel on behalf of manufacturers and carriers, or to distributors, who buy and resell products "as-is" from a limited number of sources, the Company will seek to add value by tailoring integrated solutions as described above.

The Company's competitive position is enhanced by its mix of technical breadth and flexibility. Few companies the size of INCC can boast as complete an array of communications services and capabilities. Large companies, who can match INCC's capabilities, often cannot match the Company's responsiveness to customer requirements and attractive price structure.

GOVERNMENT REGULATION
---------------------

Certain aspects of the Company's operations are subject to regulation by the Federal Communications Commission ("FCC"). The FCC has the authority to regulate prices charged by inter-city common carriers. In August 1982, the FCC substantially deregulated non-facilities-based, resale carriers such as the Company, and no longer requires certification of these type of carriers or the filing of tariffs. The Company is consequently not obligated to file tariffs with the FCC for the interstate circuits it provides to customers. The Company and other such carriers will, however, still be subject to the duty to provide service upon reasonable request, as well as not to engage in discriminatory activities.

The Company's ability to provide intrastate circuits is also subject to regulation in each state by the appropriate state regulatory agency. Although the Company has no immediate plans to offer these services, it has been certified by the Colorado Public Utilities Commission to resell intrastate circuits in that state.

SALES AND MARKETING
-------------------

Internet's sales and marketing functions are currently staffed by 41 sales and marketing personnel (not including the Sound and Cable subsidiaries which are held for sale). Internet's sales representatives initially contact potential customers from referrals from other customers or by local market knowledge.
Thereafter the Company is engaged to evaluate and recommend a network integration solution and network services. One of the strengths of Internet is the continuing relationships which it establishes with its customers which results in repeat business and a solid base for references.

CUSTOMERS
---------

Internet provides products and services to approximately 5,000 business, government and institutional customers, ranging from single location, single system customers to national accounts with integrated networks dispersed over a wide geographic area. No single customer accounted for more than 10% of sales in the fiscal year ended December 31, 1997.

SEASONALITY
-----------

The sales of the Company are not seasonal to any significant extent. Sales may decrease or increase at various times throughout a year due to customers delaying purchasing decisions.

BACKLOG
-------
The Company receives orders for the sale and installation of network systems and network services to be installed and provisioned in the future. As of December 31, 1997 there were orders received from various customers which are expected to account for approximately $4.4 million in future sales for the Company.

In addition, the Company has on-going contracts with customers that range from 3 months to 5 years for network management, data and voice equipment maintenance service and data circuits which provides monthly recurring revenue to the Company. The total monthly revenue provided by these contracts is approximately $765,000 per month as of December 31, 1997.

EMPLOYEES
---------

On March 16, 1998 the Company employed 178 full-time employees including 4 executive officers, 41 in sales and marketing, 102 in network operations and technical services, and 31 in accounting, administration, and other support areas. In addition, the company owns two subsidiary companies which are held for sale. These two subsidiaries employed 74 full-time employees as of the same date.

RESEARCH AND DEVELOPMENT
------------------------
Internet is primarily a network integrator and network services provider and as such is not involved in any significant research and development efforts.

LOCATIONS
---------

Internet's headquarters and principal offices are located at 7100 East Belleview Avenue, Suite 201, Greenwood Village, Colorado 80111. Its telephone number is
(303) 770-7600. The Company and its subsidiaries conduct business throughout Colorado and in Minneapolis, Minnesota.


ITEM 2.  DESCRIPTION OF PROPERTIES
         -------------------------

The Company leases under multi-year agreements approximately 73,000 square feet of office and/or office/warehouse space at lease rates ranging from $6.00 to $12.50 per square foot at locations in Greenwood Village, Colorado Springs, Pueblo, Fort Collins, Colorado and Minneapolis, Minnesota. Cable, which is held for sale, also leases a small construction yard and office at $3.37 per square foot located in Commerce City, Colorado.


ITEM 3.  LEGAL PROCEEDINGS
         -----------------

Internet is not a party to, nor is any of Internet's property subject to any material legal proceedings. Internet knows of no material legal proceedings contemplated or threatened against it.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
         ---------------------------------------------------

There were no matters submitted to a vote of security holders during the two-month period ended December 31, 1997.

                                    PART II

ITEM 5.   MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
          --------------------------------------------------------

(a) Principal Market or Markets.  Internet's Common Stock is traded on the
    ----------------------------
NASDAQ Small-Cap Market under the symbol INCC.

The following table represents the range of high and low closing prices for the Common Stock for the eight fiscal quarters ended December 31, 1997.




                                   Quarter Ended
                    -----------------------------------------------
                    Apr-30-96   Jul-31-96   Oct-31-96   Jan-31-97
                    -----------------------------------------------
                    High  Low   High  Low   High  Low   High  Low


                    4.63  3.63  7.13  4.00  6.81  5.00  6.88  4.88



                                   Quarter Ended
                    -----------------------------------------------
                    Apr-30-97    Jul-31-97   Oct-31-97   Dec-31-97
                    -----------------------------------------------
                    High   Low   High  Low   High  Low   High  Low


                    5.56   4.13  8.88  4.63  9.50  7.31  8.00  4.56



(b) Approximate Number of Holders of Common Stock and Warrants. As of March 16,
    -----------------------------------------------------------
1998, there were 150 record holders and an additional estimated 1,500 beneficial holders of Internet's Common Stock.

(c) Dividends. Internet has paid no cash dividends on its Common Stock and has
    ----------
no present intention of paying cash dividends in the foreseeable future. It is the present policy of the Board of Directors to retain all earnings to provide for the growth of the Company. Payment of cash dividends in the future will depend upon, among other things, the Company's future earnings, requirements for capital improvements and financial condition. The current loan agreement requires lender approval of dividend payments.


ITEM 6.   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
          ---------------------------------------------------------------
          RESULTS OF OPERATIONS
          ---------------------


The following is management's discussion and analysis of certain significant factors which have affected the Company's financial condition and results of operations during the periods included in the accompanying financial statements. The following sections will disclose the effect of the Company's acquisitions on its financial performance. The Company acquired Interwest Communications C.S. Corporation (Interwest) and its subsidiaries on September 1, 1996. The results of operations for the period of September 1, 1996 to January 31, 1997 of Interwest are included in the results of operations of Internet.

The Company elected to change its fiscal year end to December 31 from January 31, effective January 1, 1997. References to fiscal 1996 relate to the year ended January 31, 1997. References to fiscal 1997 relate to the eleven months ended December 31, 1997.

FINANCIAL CONDITION
-------------------

The financial condition of the Company at December 31, 1997 as compared to the previous year is discussed below. All known significant trends and events in financial condition, liquidity and capital resources are also discussed below.

In April 1997, the Company received net proceeds of $2,973,000 in a private placement transaction with a related party. In exchange, the Company issued 631,579 shares of common stock and 63,158 warrants to purchase common stock at $5.70 per share exercisable for a period of 5 years. The price of the shares and warrants was based on the market value at the time of the transaction.

The Company has a borrowing agreement with a lending institution which provides for a $5.0 million credit facility. At December 31, 1997, the Company had borrowed $4,390,000 against that facility. Although the Company was in default of financial performance covenants as of December 31, 1997, the lending institution waived the violations that existed as of that date. The borrowing agreement expires in September 1998.

In March 1998, the Company received $1.6 million from a related party in exchange for a convertible promissory note ("Note"), due March 1999. The Note bears interest at 10% and interest payments are due quarterly. The Note includes a conversion clause which allows conversion if the Note is not paid when due and carries a conversion price of $4.25 per common share.

Following the receipt of cash proceeds from the Note and the waiver of financial covenants from its lending institution, the Company believes that it has the capital resources necessary to continue its business operations during the foreseeable future. In March 1998, the Company made significant reductions to its cost structure by reducing its employee headcount by more than 20% (see discussion in "Subsequent Events"). In addition, the Company has announced a decision to sell two of its subsidiaries (Sound and Cable) during 1998. Although the sale of these subsidiaries is not expected to generate significant cash proceeds, it is expected that the Company will reduce its risk of future losses by eliminating these two companies from its consolidated operating results. The Company also hopes to enter into an agreement with its lending institution to extend the current loan facility beyond September 1998 or will immediately begin discussions with other lenders to replace the credit facility. There is no assurance that the Company will be successful.

The Company's cash position has decreased from $571,000 in the prior year to $0 in the current year. The Company's current ratio decreased from 2.19 as of January 31, 1997, to .87 as of December 31, 1997. The most significant reason for the decrease in current ratio is the reclassification of the Company's bank note payable from a long-term liability at January 31, 1997 to a current liability in December 31, 1997. The reclassification is required because the note expires in September 1998.

The Company has an outstanding receivable of $620,000 at December 31, 1997, related to a project for which the Company is a subcontractor. This receivable relates to the cost of delays and inefficiencies, as a result of environmental hazards at the worksite. The Company anticipates recovering substantially all of these costs from the contractor during 1998, however there is no assurance that it will be collected. The Company is indemnified under a previous business combination for any losses resulting from this contract although there can be no assurance that the Company will collect under the indemnity agreement.

During fiscal 1997, Internet increased its investment in equipment in support of its technical operations by $995,000.

The balance of goodwill as of December 31, 1997 is $2,198,000. Goodwill represents the balance paid for an acquired entity in excess of the net assets of the acquired company prior to the acquisition. The goodwill included in the balance sheet relates principally to the acquisition of Interwest by Internet. The goodwill is being amortized over a period of 5 to 20 years.


RESULTS FROM OPERATIONS
-----------------------

As noted above, the Company changed its fiscal year end to December 31, and as a result, the current year activity includes 11 months of operating results as compared to 12 months in the previous year. Additionally, on September 1, 1996, the Company acquired Interwest and its subsidiaries and the prior year operating results includes only 5 months of Interwest activity.

In March 1998, the Company adopted a formal plan to sell its non-core business segments, consisting of Sound and Cable, as a part of the Company's strategic focus on providing integrated and high-end network systems. The segments have been presented as discontinued operations for the eleven months ended December 31, 1997 and the year ended January 31, 1997.

During fiscal 1997, the Company recorded a net loss of $4,575,000, including a $1,225,000 loss from discontinued operations, goodwill impairment of $328,000, and a loss from the sale of a subsidiary in the amount of $152,000. The loss from continuing operations before the goodwill impairment and loss from subsidiary was $2,870,000. This compares to an overall net loss in the prior year of $1,125,000 and $934,000 loss from continuing operations.

Net sales increased by $6,608,000 or 25% as compared to the prior year. The acquisition of Interwest accounted for $8,503,000 of the increase while Internet net sales (on a stand-alone basis) decreased by $1,895,000, or 11%. The primary cause for the decrease in Internet sales was the reduction in equipment sales from fiscal 1996 to fiscal 1997 (a $1,863,000 decrease). A number of factors contributed to this decrease. The prior year results included $989,000 of equipment sales from its "Indirect Sales Department" which was eliminated in early 1996. Also, the Company had been reducing its emphasis on equipment sales which do not include any recurring services. There is an intentional effort to sell "total network systems" as opposed to equipment only, which must usually be sold at lower margins because of increasing price competition. The conversion to this type of sale began in 1996 but this approach was stepped up 1997 and resulted in the decrease in equipment sales.

Cost of goods sold as a percentage of sales and the resulting gross margin percentages were not significantly different from the percentages in the prior year. The consistent gross margins from year to year is mostly attributable to the consistency of equipment and services revenue mix from fiscal 1996 (50% equipment sales as percentage of total sales) as compared to fiscal 1997 (51%).

Selling expenses were considerably higher in fiscal 1997 as compared to the prior year. As a percentage of revenue, selling expenses increased from 15% to 17%. Both Interwest and Internet (on a stand-alone basis) contributed to higher selling expenses due to the increase in sales staff and higher fixed costs for increased salaries. The Company believes that these increases can be controlled in future periods by restructuring its compensation plans and increasing its efforts to monitor the performance of individual sales representatives and taking corrective action on a more timely basis.

General and administrative ("G&A") expenses have increased both in actual dollars ($2,397,000) and as a percentage of revenue (from 16% in 1996 to 20% in 1997). The Company realized impairment of goodwill in the amount of $328,000 in the current year. The impairment was determined based on a comparison of the realizable value of the goodwill to its book basis. Another contributing factor to the increase was goodwill and intangible amortization expense which increased from $98,000 in fiscal 1996 to $406,000 in fiscal 1997.

G&A expenses also include a loss on the sale of its interest in a subsidiary company, Work Telcom Services, Inc. (WTS), in the amount of $152,000. The Company's basis in the shares of WTS was $309,000 and the shares were sold for $157,000. The Company received half of the sales price in cash and the other half in a note, secured by the shares sold, payable over five years. WTS contributed $28,000 towards the Company's loss in the current year and was considered to be non-core in its future operations.

For most of 1997, the Company did not realize the benefits of combining the two companies which was expected to occur after the acquisition of Interwest. There are ongoing efforts to reduce the overhead expenses of the Company and reduce G&A as a percentage of sales. As discussed in subsequent events, the Company reduced its staffing levels in March 1998. It is expected that this will have a positive effect in reducing its G&A expenses in future periods.

SUBSEQUENT EVENTS
-----------------

In March 1998, the Company announced that it has taken steps to brings its corporate structure in line with its corporate strategy by divesting non-core businesses and sales channels. Two subsidiaries, Sound and Cable, will be sold. In addition, the Company has re-sized its operations concentrating on areas which generate revenues and profits. As a result, 50 positions, or 21% of the Company's workforce (not including Sound and Cable) have been eliminated. In connection with this restructuring, the Company's president, Thomas C. Galley, resigned from his position as president and CEO. John M. Couzens replaces Mr. Galley as interim president and CEO. A non-recurring restructuring charge, which is expected to be not less than $500,000, will be reported in the first quarter of 1998.

Also in March 1998, the Company received $1.6 million from a related party in exchange for a convertible promissory note, due March 1999. The note bears interest at 10% and interest payments are due quarterly. The note includes a conversion clause which allows conversion if the note is not paid when due and carries a conversion price of $4.25 per common share. Proceeds from the note will be used for working capital.

YEAR 2000
---------

In January 1997, the Company developed a plan to deal with potential Year 2000 issues and began converting its computer systems to be Year 2000 compliant. The plan provides for the conversion efforts to be completed by the end of 1999. Year 2000 issues are the result of computer programs being written using two digits rather than four to define the applicable year. The total cost of the project is estimated to be no more than $20,000 and will be funded through operating cash flows. The Company is expensing all costs associated with these system changes as the costs are incurred.

ITEM 7.    FINANCIAL STATEMENTS
           --------------------

           The following Financial Statements are filed as part of this Report:

                                                                  Page
                                                                  -----


          Independent Auditors' Reports                           15-16

          Consolidated Balance Sheet, December 31, 1997              17

          Consolidated Statements of Operations, For the
          Periods Ended December 31, 1997 and January 31, 1997       18

          Consolidated Statement of Stockholders' Equity,
          For the Period from February 1, 1995 through
          December 31, 1997                                          19

          Consolidated Statements of Cash Flows, For the
          Periods Ended December 31, 1997 and January 31, 1997       20

          Notes to Consolidated Financial Statements              21-32

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



THE BOARD OF DIRECTORS AND STOCKHOLDERS
INTERNET COMMUNICATIONS CORPORATION:


We have audited the accompanying consolidated balance sheet of Internet Communications Corporation and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the 11-month period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the December 31, 1997 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Internet Communications Corporation and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the 11-month period then ended in conformity with generally accepted accounting principles.



                              KPMG PEAT MARWICK LLP


March 20, 1998
Denver, Colorado

                         INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders
Internet Communications Corporation
Greenwood Village, Colorado

We have audited the consolidated balance sheet (not included herein) of Internet Communications Corporation and Subsidiaries as of January 31, 1997, and the related accompanying consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Internet Communications Corporation and Subsidiaries as of January 31, 1997, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


HEIN + ASSOCIATES LLP

Denver, Colorado
May 2, 1997

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 1997
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)




ASSETS
------
Current assets:

    Trade receivables, net of
     $318 allowance for doubtful
     accounts and sales returns            $ 4,907
    Inventory                                3,255
    Prepaid expenses and other                 328
    Costs and estimated earnings
     in excess of billings                   1,825
                                           -------
                 Total current assets       10,315

Equipment, net                               2,015
Goodwill, net                                2,198
Spares inventory                               507
Net assets of discontinued operations        2,078
Other assets, net                            1,000
                                           -------
                 Total assets              $18,113
                                           =======

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
    Notes payable                          $ 4,435
    Accounts payable and accrued
     expenses                                4,706
    Billings in excess of costs
     and estimated earnings                  1,537
    Unearned income and deposits             1,125
                                           -------
                 Total current
                  liabilities               11,803

Notes payable                                  209

Deferred revenue                               117
                                            ------
                 Total liabilities          12,129

Stockholders' equity:
    Preferred stock $0.0001 par
     value, 100,000,000 shares
     authorized                                  -
    Common stock, no par value,
     20,000,000 shares
     authorized, 5,397,887
     shares issued and
     outstanding                            13,965
    Stockholders' notes                        (31)
    Accumulated deficit                     (7,950)
                                           -------
                 Total stockholders'
                  equity                     5,984

Commitments and contingencies (note 6)


                 Total liabilities and
                  stockholders' equity     $18,113
                                           =======

See accompanying notes to consolidated financial statements.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

ELEVEN MONTHS ENDED DECEMBER 31, 1997 AND
TWELVE MONTHS ENDED JANUARY 31, 1997

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
--------------------------------------------------------------------------------


                                       December 31,         January 31,
                                          1997                 1997
                                          ----                 ----

Net sales:
  Equipment                             $ 16,767              13,214
  Installation                             3,977               1,550
  Network services                        12,369              11,741
                                          ------              ------
        Total sales                       33,113              26,505

Cost of sales                             23,693              18,815
                                          ------              ------
        Gross Margin                       9,420               7,690
                                          ------              ------
Operating expenses:
  Selling                                  5,722               3,995
  General and administrative               6,648               4,251
  Interest expense, net                      400                 378
                                          ------              ------
        Total expenses                    12,770               8,624
                                          ------              ------
Loss from continuing operations           (3,350)               (934)
Discontinued operations -
  loss from operations                    (1,225)               (191)
                                          ------              ------
Net loss                                 $(4,575)             (1,125)
                                          ======              ======
Loss per share - basic and diluted:
  Weighted average common shares
   outstanding                             5,216               3,371
  Loss from continuing operations        $ (0.64)              (0.28)
  Loss from discontinued opertions       $ (0.24)              (0.05)

        Net loss                         $ (0.88)              (0.33)


See accompanying notes to consolidated financial statements.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM JANUARY 31, 1996 TO DECEMBER 31, 1997
(IN THOUSANDS EXCEPT SHARE AMOUNTS)
--------------------------------------------------------------------------------



                                                          Common stock
                                                       -------------------     Stockholders'   Accumulated
                                                        Shares     Amount         notes          deficit       Total
                                                       ---------  --------    --------------     --------     -------


BALANCES, JANUARY 31, 1996                             2,400,686   $ 5,198               (31)      (2,250)      2,917

     Stock options exercised                               6,500        20                 -            -          20
     Stock issued in connection with purchase of
       Interwest                                       2,306,541     5,480                 -            -       5,480
     Stock issued in connection with purchase of
       Paragon                                            25,000       113                 -            -         113
     Net loss                                                  -         -                 -       (1,125)     (1,125)
                                                       ---------  --------    --------------     --------     -------

 BALANCES, JANUARY 31, 1997                            4,738,727    10,811               (31)      (3,375)      7,405

     Stock options exercised                               8,333        41                 -            -          41
     Stock issued in connection with purchase of          12,570       100                 -            -         100
       Pueblo
     Stock issued in connection with private             631,579     2,973                 -            -       2,973
       placement, net
     Stock issued to directors and advisors                6,678        40                 -            -          40
     Net loss                                                                              -       (4,575)     (4,575)
                                                       ---------  --------    --------------     --------     -------

BALANCES, DECEMBER 31, 1997                            5,397,887   $13,965               (31)      (7,950)      5,984
                                                       =========  ========    ==============     ========     =======



  See accompanying notes to consolidated financial statements.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 1997 AND
TWELVE MONTHS ENDED JANUARY 31, 1997
--------------------------------------------------------------------------------


                                                                                        December 31,      January 31,
                                                                                            1997             1997
                                                                                        ------------      -----------

Cash flows from operating activities:

 Net Loss from continuing operations                                                        $ (3,350)           (934)
 Adjustments to reconcile income from continued operations to net cash provided by (used in) operating activities:
     Depreciation and amortization                                                             1,469             932
     Allowance for doubtful accounts and sales returns                                           318              61
     Goodwill impairment                                                                         259               -

 Changes in operating assets and liabilities,  net of effect from disposition of businesses:
     Trade receivables                                                                         1,567          (2,149)
     Inventory                                                                                (1,035)            942
     Spares inventory                                                                            (95)            (82)
     Prepaid expenses and other                                                                  270             127
     Costs and estimated earnings in excess of billings                                       (1,114)              -
     Accounts payable and accrued expenses                                                       762          (2,187)
     Billings in excess of costs and estimated earnings                                        1,537               -
     Deferred revenue and extended warranty                                                      144             147
                                                                                            --------          ------

       Net cash provided by (used in) operating activities of continued operations               732          (3,143)

       Net cash provided by (used in) operating activities of discontinued operations         (2,181)          1,255


Cash flows from investing activities:
 Capital expenditures                                                                           (995)           (682)
 Cash acquired through business acquisitions                                                       -              78
                                                                                            --------          ------
       Net cash used in investing activities of continued operations                            (995)           (604)

Cash flows from financing activities:
 Proceeds from debt                                                                           11,766           6,567
 Repayment of debt                                                                           (12,906)         (2,561)
 Repayment of advances from related party                                                          -          (1,436)
 Proceeds from sale of stock, net                                                              3,013              20
                                                                                            --------          ------

       Net cash provided by financing activities of continued operations                       1,873           2,590
                                                                                            --------          ------

 Increase (decrease) in cash and cash equivalents                                               (571)             98

Cash and cash equivalents, at beginning of period                                                571             473
                                                                                            --------          ------

Cash and cash equivalents, at end of period                                                 $      -             571
                                                                                            ========          ======

Supplemental disclosure of cash flow information
Cash paid during the year for interest                                                           391             316
Supplemental disclosure of significant non-cash investing and financing activities:
Issuance of stock to directors and advisors                                                       40               -
Issuance of stock for acquisitions                                                               100           5,593



See accompanying notes to consolidated financial statements.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1997
--------------------------------------------------------------------------------

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS

     The consolidated financial statements include the accounts of Internet Communications Corporation (the Company). The Company acquired the outstanding common stock of Interwest Communications Corporation, C.S. (Interwest) effective September 1, 1996, as more fully described in note 2. After the acquisition of Interwest, the Company became 46% controlled by Interwest Group. The Company is a wide and local area integrator of data and tele-communications equipment installation, services and carrier circuits.

     In April 1997, the Company issued 631,579 shares of common stock for $3,000,000 and 63,158 warrants to purchase common stock at $5.70 per share exercisable for a period of 5 years to Interwest Group. After the purchase, Interwest Group owns 52% of the Company.

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company; its wholly-owned subsidiary Interwest; its 97% subsidiary, Interwest Cable Network Systems, Inc. (Cable); its 80% subsidiary, Omega Business Communications Services, Inc. (Sound). The minority interests of the above subsidiaries are owned by the respective managers of each company and one of the managers has the option to acquire a stated number of additional shares at a specified price, but the manager would still own less than 50% of their respective entity. No minority interests in the losses of these subsidiaries has been recognized because the related minority interest liabilities have been reduced to zero. All material intercompany transactions and amounts have been eliminated in consolidation.

     CHANGE IN FISCAL YEAR END

     The Company has elected to change its fiscal year end to December 31 from January 31, effective February 1, 1997. References to fiscal year 1996 relate to the year ended January 31, 1997.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid financial instruments purchased with an original maturity of three months or less to be cash equivalents. The Company may deposit funds in a financial institution in excess of amounts insured by the Federal Deposit Insurance Corporation.

     CONCENTRATIONS OF CREDIT RISK

     Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Substantially all of the Company's accounts receivable result from data and telecommunications hardware sales and related services. Historically, credit losses incurred by the Company have not been significant. The Company's activities are primarily located in the State of Colorado, however, activities are conducted throughout the United States.

     INVENTORY

     Inventory, which consists of finished goods (communications equipment), is stated at average cost. Spares inventory consists of finished parts used in servicing customer maintenance contracts and is depreciated over a five-year period. These amounts are stated at the lower of cost or market and a provision is provided for expected obsolescence.

     EQUIPMENT

     Equipment  is  stated  at  cost,  and   depreciation  is  calculated  on  a
     straight-line basis over the estimated useful lives of these assets generally five to seven years. Leasehold improvements are amortized over the lesser of the useful lives of the assets or the lease term. Expenditures for maintenance and repairs are expensed as incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts and any gain or loss on the disposition is reflected in operations.

     Equipment consisting of the following at December 31, 1997 (in thousands):





        Telecommunications equipment              $ 2,338
        Office furniture and equipment              2,159
        Transportation equipment                       60
        Leasehold improvements                        482
                                                  -------
                                                    5,039
        Less accumulated depreciation and
        amortization                               (3,024)
                                                  -------
                              Total furniture     $ 2,015
                              and equipment       =======


     REVENUE RECOGNITION

     Most of the Company's contracts are short-term. For contract revenue, the Company utilizes the percentage-of-completion method under which revenues are recognized by measuring the percentage of costs incurred to date to estimated total costs for each contract. Contract costs include direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, and tools.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Operating costs are charged to expense as incurred. Provisions for estimated losses on incomplete contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     Revenue on maintenance contracts is recognized over the term of the agreement. Unearned income represents the current month's advance billings and revenue received in advance for services under contract. These amounts will be recognized as revenue when earned. Commissions paid in advance are expensed over the term of the related noncancelable service agreements.

     INCOME TAXES

     The Company uses the asset and liability method of accounting for income taxes, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     OTHER ASSETS

     The excess of the purchase price over the net amount acquired recorded in the acquisition of Interwest is recorded as goodwill. Goodwill is being amortized on a straight-line basis over a period of 20 years. Accumulated amortization at December 31, 1997 is approximately $360,000.

     Other assets is comprised primarily of noncompete agreements and purchased customer lists which are being amortized on a straight-line basis over five years. At December 31, 1997, the related accumulated amortization is approximately $292,000.

     The amortization expense for the eleven months ended December 31, 1997 and the year ended January 31, 1997 for the above intangibles was approximately $406,000 and $98,000, respectively.

     USE OF ESTIMATES

     The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

     The Company's consolidated financial statements are based on a number of significant estimates, including the percentage of completion on projects in progress at year-end which is the basis for the calculation of revenue earned for these projects. The Company's estimates to complete are determined by management for all projects in process at year-end and could

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     change as future information becomes available. Management believes it is reasonably possible that there will be changes to total revenues and expenses on projects in process at year-end through change orders that will affect these projects ultimate profitability.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair values for financial instruments under SFAS No. 107, Disclosures About Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. At December 31, 1997, the Company believes the carrying values of its receivables, notes payables and accounts payable approximate their estimated fair values.

     IMPAIRMENT OF LONG-LIVED ASSETS

     The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable, in accordance with Statement of Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS 121). This review consists of a comparison of the carrying value of the asset with the asset's expected future undiscounted cash flows without interest costs. Estimates of expected future cash flows are to represent management's best estimate based on reasonable and supportable assumptions and projections. If the expected future cash flow exceeds the carrying value of the asset, no impairment is recognized. If the carrying value of the asset exceeds the expected future cash flows, an impairment exists and is measured by the excess of the carrying value over the fair value of the asset. Any impairment provisions recognized are permanent and may not be restored in the future.

     STOCK-BASED COMPENSATION

     In fiscal 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, (SFAS 123). SFAS 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting a new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method. The Company has elected not to adopt the fair value accounting method prescribed by SFAS 123 for employee stock compensation, and is subject only to the disclosure requirements prescribed by SFAS 123. Adoption of SFAS 123 has no effect on the Company's consolidated financial statements.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

     LOSS PER SHARE

     During 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128), which is effective for financial statements issued for periods ending after December 15, 1997. Under SFAS 128, basic loss per share is computed on the basis of weighted-average common shares outstanding. Diluted loss per share considers potential common stock in the calculation, and is the same as basic loss per share for the 11 months ended at December 31, 1997 and the year ended January 31, 1997, as all of the Company's potentially dilutive securities were anti-dilutive during these periods.

     RECLASSIFICATIONS

     Certain reclassifications have been made to the 1996 financial statements to conform to the 1997 presentations. Such reclassifications has no effect on net income.

(2)  ACQUISITIONS

     In September 1996, the Company acquired the outstanding common stock of Interwest through the issuance of 2,306,541 shares of its common stock, which was valued at approximately $5,480,000. This acquisition was accounted for under the purchase method of accounting. The excess of the purchase price over the net liabilities acquired of approximately $2,162,000 is being amortized over a period not to exceed 20 years.

     Additionally, in October 1996, the Company purchased the assets of another entity for 25,000 shares of the Company's common stock and accounted for the acquisition under the purchase method of accounting.

     During 1997, the Company acquired its remaining interest in Interwest Communications Pueblo Corporation for 12,500 shares of common stock, valued at $100,000. Any pro-forma results of operations are immaterial to the consolidated financial statements.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

(3)  CONTRACTS IN PROGRESS

     Costs and billings on uncompleted contracts included in the accompanying consolidated financial statements are as follows (in thousands):




        Costs incurred on uncompleted contracts    $5,879
        Estimated earnings                          1,790
                                                   ------
                                                    7,669
        Less:  Billings to date                     7,381
                                                   ------
                                                   $  288
                                                   ======
        Included in the accompanying balance
        sheet accounts under the following
         captions:
          Costs and estimated earnings in excess
           of billings                             $1,825
          Billings in excess of costs and
           estimated earnings                       1,537
                                                   ------
                                                   $  288
                                                   ======


     The Company has entered into various contracts for the installation of wide-area and local-area voice and data networks. Progress billings are made to customers upon contract acceptance and completion of certain milestones. The Company expects to bill and collect all costs and estimated earnings in excess of billings as of December 31, 1997 in 1998.

(4)  GOODWILL

     In the fourth quarter of 1997, the Company recognized a goodwill impairment of $746,000 which is directly associated with discontinued operations (note
     9). The goodwill is related to two of the Company's non-core business segments which the Company's Board of Directors have adopted a plan to sell during 1998.

     In addition, during the fourth quarter of 1997, the Company recognized a goodwill impairment of $259,000, which is recorded in general and administrative expenses. The goodwill relates to a 1996 purchase business combination and was determined to have been impaired because the purchased business was generating recurring operating losses and key employees were transferred to other operating units of the Company.

(5)  NOTES PAYABLE

     In April 1997, the Company renegotiated its credit facility. The new facility consists of a line-of-credit for $5,000,000 with interest at prime plus 1/2% (totaling 9% at December 31, 1997) and a $450,000 facility to support a performance bond which will expire upon the release of the bond. As of December 31, 1997, there was $4,390,000 outstanding under the line-of-credit and there was no balance committed under the performance bond. The line-of-credit is collateralized by accounts receivable and inventory and expires in September 1998, but may be extended for an additional year at sole discretion of the financial institution. As of December 31, 1997, the Company was not in compliance with certain covenants to its credit facility, however, such covenants have been waived as of December 31, 1997 through the expiration of the credit facility. Pursuant to

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

     the waiver granted by the Company's lender, the Company and its lender must agree to the terms of an amendment to the credit facility to incorporate monthly cash flow covenants for the periods from May 1998 through August 1998, by April 15, 1998.

     The Company also has various notes payable agreements with various individuals totaling approximately $254,000 at December 31, 1997. In general, these notes are unsecured, however, a few are collateralized by certain equipment and vehicle of the Company. Interest accrues on these notes at between approximately 7% and 14% per annum.

     Future debt maturities as of December 31, 1997 are as follows (in thousands):





        1998           $4,435
        1999              126
        2000               58
        2001               25
                       ------

                       $4,644
                       ======

(6)  COMMITMENTS AND CONTINGENCIES

     The Company leases office space, equipment and vehicles under noncancelable operating leases. Total rental expense for the eleven months ended December 31, 1997 and the year ending January 31, 1997 was $929,945 and $688,000, respectively. The total minimum rental commitments as of December 31, 1997 are as follows (in thousands):




        1998           $  876
        1999              768
        2000              711
        2001              616
        2002              338
        Thereafter
                       ------
                       $3,309
                       ======


     The Company also leases telecommunications circuits under noncancelable leases. The Company subleases these circuits to its customers as part of its normal operations. Minimum commitments under these agreements total approximately $1,275,000 for fiscal 1998, $1,500,000 for fiscal 1999 and 2000, $1,100,000 for fiscal 2001, and only minimal commitments thereafter.

     The Company has an outstanding receivable of $620,000 at December 31, 1997, related to a project for which the Company is a subcontractor. This receivable relates to the cost of delays and inefficiencies, as a result of environmental hazards at the worksite. The Company anticipates recovering substantially all of these costs from the contractor during 1998. The Company is indemnified by Interwest Group under a previous business combination for any losses resulting from this contract.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

(7)  STOCKHOLDERS' EQUITY

     The Company has authorized 100,000,000 shares of preferred stock, which may be issued in series and with such preferences as determined by the Company's Board of Directors. As of December 31, 1997, no preferred stock has been issued.

     During the fiscal year 1996, the Company adopted, and the stockholders approved, an Incentive Stock Plan (Plan), that authorizes the issuance of up to 875,000 shares of common stock. Pursuant to the Plan, the Company may grant "incentive stock options" (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), non-qualified stock options and stock purchase rights or a combination thereof.

     Incentive stock options may not be granted at an exercise price of less than the fair market value of the common stock on the date of grant (except for holders of more that 10% common stock, whereby the exercise price must be at least 110% of the fair market value at the date of grant for incentive stock options). The term of the options may not exceed ten years.

     During the fiscal year 1996, the Company also adopted the Non Employee Directors' Stock Option Plan (Outside Directors' Plan), which provides for the grant of stock options to non-employee directors of the Company and any subsidiary. An aggregate of 40,000 shares of common stock are reserved for issuance under the Outside Directors' Plan. The exercise price of the options will be the fair market value of the stock on the date of grant. Outside directors are automatically granted options to purchase 10,000 shares initially and an additional 2,000 shares for each subsequent year that they serve. All options granted vest over a 3-year period from the date of the grant.

     The following is a summary of activity under these stock option plans for the eleven months ended December 31, 1997 and the year ended January 31, 1997:




                                        Eleven months ended
                                         December 31, 1997      Year ended January 31, 1997
                                    --------------------------  ---------------------------
                                                   Weighted                     Weighted
                                    Number of      average       Number of       average
                                      shares    exercise price    shares     exercise price
                                    ----------  --------------   ----------  --------------


Outstanding, beginning of period     659,844      $4.18           296,800      $3.44
  Granted                            221,800       5.52           686,344       4.10
  Exchanged                              -           -           (217,900)      3.20
  Exercised                           (8,333)      4.95            (6,500)      3.00
  Forfeitures                        (40,867)      4.53           (98,900)      4.20
                                     -------                     --------

Outstanding, end of period           832,444       4.62           659,844       4.18
                                     =======                     ========


INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

(7)  STOCKHOLDERS' EQUITY (CONTINUED)

     The following tables summarize certain information about the Company's stock options at December 31, 1997.


                             Options outstanding
       -------------------------------------------------------------
                                           Weighted         Weighted
         Range of       Number of          average          average
         exercise      outstanding        remaining         exercise
          prices         options       contractual life      price
       ------------    -----------     ----------------     --------
        $3.75-4.13       444,844            8.2 years         $3.88
         4.81-6.25       364,100            9.0                5.27
         7.88-8.88        23,500            9.7                8.36
                       -----------
         3.75-8.88       832,444            8.6                4.62
                       ===========

                             Options exercisable
       -------------------------------------------------------------
                                                            Weighted
         Range of       Number of                           average
         exercise        options                            exercise
          prices       exercisable                           price
       ------------    -----------                          --------
        $3.75-4.13       222,422                              $3.88
         4.81-6.25       140,776                               5.33
         7.88-8.88         5,875                               8.36
                       -----------
         3.75-8.88       369,073                               4.51
                       ===========


     PRO FORMA STOCK BASED COMPENSATION DISCLOSURES

     The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options and warrants which are granted to employees. Accordingly, no compensation cost was recognized for grants of options during the eleven months ended December 31, 1997 and year ended January 31, 1997 to employees since the exercise prices were not less than the fair value of the Company's common stock on the grant dates. Had compensation cost been determined based on the fair value method described in SFAS 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

                                  Eleven months
                                ended Year ended
                                                  December 31,     January 31,
                                                      1997            1997
                                                  ------------     ----------
        Net loss applicable to common shareholders:
            As reported                                $(4,575)        (1,125)
            Pro forma                                   (5,612)        (1,803)

        Net loss per common share - basic and diluted:
            As reported                                  (0.88)         (0.33)
            Pro forma                                    (1.08)         (0.53)


     The weighted average fair value of options granted in the eleven months ended December 31, 1997 and the year ended January 31, 1997 on the date of grant was estimated to be $4.05 and $2.98, respectively, using the Black-Scholes option-pricing model with the following weighted average assumptions:


                                  Eleven months
                                ended Year ended
                                                  December 31,     January 31,
                                                      1997            1997
                                                  ------------     ----------
        Expected volatility                             57%             83%
        Risk-free interest rate                          6%              7%
        Expected dividends                               -               -
        Expected terms (in years)                       10               5


(8)  INCOME TAXES

     Deferred income taxes are provided for differences between the tax and book basis of assets and liabilities as a result of temporary differences in the recognition of revenues or expenses for tax and financial reporting purposes.

     At December 31, 1997, these differences consist of the following (in thousands):


        Income tax loss carryforward                   $ 2,401
        Allowance on assets                                263
        Deferred revenue                                    53
        Depreciation expense                               258
        Other                                               40
                                                       -------
                                                         3,015
        Less valuation allowance                        (3,015)
                                                       -------
                Net                                    $    -
                                                       =======

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

     The Company did not recognize tax benefits in 1997 and 1996 due to increases in the valuation allowance for deferred tax assets in those periods. The valuation allowance for deferred tax assets increased from $952,000 at January 31, 1997 to $3,267,000 at December 31, 1997, due
     primarily to an increase in the Company's net operating loss carryforwards.

     As of December 31, 1997, the Company has income tax loss carryforwards of approximately $6,436,000 which expire in the years 2006 through 2012. The utilization of the majority of these net operating loss carryforwards have been restricted because of ownership changes. These restrictions limit the amount of utilizable net operating loss carryforwards each year.

(9)  EMPLOYEE SAVING PLANS

     The Company provides two separate savings plans to its' employees: (1) the Internet Communications Employee Retirement Savings Plan and Trust, and (2) the Interwest Communications Employee Thrift Retirement Plan.

     The Internet Communications Employee Retirement Savings Plan and Trust permits employees to make contributions by salary reductions pursuant to section 401(k) of the Internal Revenue Code. This plan covers substantially all of the pre-merger Internet Communications Corporation employees who have been employed with the Company for six months and are at least 21 years of age. The Company may also make additional cash contributions at the discretion of the Board of Directors. Employees are fully vested in employer contributions after they complete six years of service. There were no Company contributions for the 11 month period ended December 31, 1997 or for the year ended January 31, 1997.

     The Interwest Communications Employee Thrift Retirement Plan permits employees to make contributions by salary reductions pursuant to section 401(k) of the Internal Revenue Code. This plan covers substantially all of the pre-merger Interwest Communications Corporation employees who have been employed with the Company for one year and are at least 21 years of age. Each employees contribution up to a maximum of 10% is matched 50% by the Company. The Company may also make additional cash contributions at the discretion of the Board of Directors. Employees are fully vested in employer contributions after they complete six years of service. Company contributions charged against income for the 11 month period ended December 31, 1997 and for the year ended January 31, 1997 were $97,689 and $44,675, respectively.

     Effective January 1, 1998, the Company adopted a new 401(k) plan. The new plan will merge the two existing plans together.

(10) DISCONTINUED OPERATIONS

     In March 1998, the Company's Board of Directors adopted a formal plan to sell its non-core business segments, consisting of Sound and Cable, as a part of the Company's strategic focus on providing integrated and high-end network systems. The Segments have been accounted for as discontinued operations in accordance with APB 30 for the 11

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

     months ended December 31, 1997 and year ended January 31, 1997, which among other provisions, requires the plan of disposal to be carried out within one year (the Divestiture Period). Remaining assets and liabilities of Sound and Cable, primarily consist of accounts receivable and accounts payable. Summarized results of Sound and Cable for the last two years are as follows (dollars in thousands):


                                     Sound             Cable
                                --------------    --------------
                                 1997     1996     1997     1996
                                -----    -----    -----    -----
        Loss from operations    $ 476       69      749      122


     The January 31, 1997 consolidated financial statements have been restated to conform with December 31, 1997 presentation.

(11) RELATED PARTY TRANSACTIONS

     The Company has entered into certain transactions in the normal course of business with related parties. As of December 31, 1997, the Company had outstanding related party receivables of $448,000, which are included in trade receivables, and related party payables of $129,000 which are included in accounts payable and accrued expenses.

(12) SUBSEQUENT EVENT

     Subsequent to year end, the Company received $1.6 million from a related party, in exchange for a convertible promissory note, due March 1999. The note bears interest at 10% and interest payments are due quarterly. If the Company defaults on the promissory note, the remaining principal outstanding may be converted into common stock of the Company at $4.25 per share.

ITEM 8.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
          ---------------------------------------------------------------
          FINANCIAL DISCLOSURE
          --------------------

Hein + Associates LLP served as independent accountant for the Company for the years ended January 31, 1996 and 1997. On September 15, 1997, the Company's Board of Directors on the recommendation of its Audit Committee selected KPMG Peat Marwick LLP to serve as its independent accountant with respect to subsequent periods. The Board of Director's failure to select Hein + Associates LLP as the Company's independent accountants constitutes their being "dismissed" as such term is used in Item 304 of Regulation S-K, under the Securities Act of 1933, as amended.

Hein + Associates LLP's reports on the Company's financial statements for the years ended January 31, 1996 and 1997 did not contain an adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles. During the years ended January 31 1996 and 1997 or for any subsequent interim period, the Company has not had any disagreement with Hein + Associates LLP on any matter of accounting principles, financial statement disclosure, or auditing scope or procedures which disagreement if not resolved to the satisfaction of Hein + Associates LLP, would have caused Hein + Associates LLP to make reference to the subject matter of the disagreement in connection with its report.

                                   PART III

The information required by Part III, Items 9, 10, 11 and 12 of Form 10-KSB is incorporated herein by reference to Registrant's definitive Proxy Statement to be filed in connection with the Annual Meeting of Shareholders to be held in May 1998.

ITEM 13.  EXHIBITS AND REPORTS ON FORM 8-K
          --------------------------------

(a)  Exhibits:

Exhibit
 No.            Exhibit                      Location

 3.1            Corporate Bylaws             Incorporated by reference to
                                             Exhibit No. 3.1 to the
                                             Registrant's Form S-18
                                             Registration Statement No.
                                             33-24299-D

 3.2            Restated Articles of         Filed Herewith
                Incorporation filed with
                the Colorado Secretary of
                State on January 23, 1998

10.1            Non-Compete Agreement        Incorporated by reference to
                between Thomas C. Galley     Registrant's Form 10-K dated
                and Internet                 January 31, 1992, File No. 0-19578
                Communications Corporation
                dated December 23, 1991

10.2            Non-Compete Agreement        Incorporated by reference to
                between Arnell J. Galley     Registrant's Form 10-K dated
                and Internet                 January 31, 1992, File No. 0-19578
                Communications Corporation
                dated December 23, 1991

10.3            Non-Compete Agreement        Incorporated by reference to
                between Paul W. Greiving     Registrant's Form 10-K dated
                and Internet                 January 31, 1992, File No. 0-19578
                Communications Corporation
                dated December 23, 1991

10.4            Executive Employment         Incorporated by reference to
                Agreement between Thomas     Registrant's Form 10-KSB

                C. Galley and Internet       dated January 31, 1995, File
                Communications Corporation   No. 0-19578
                dated May 1, 1994

10.5            Buy-Sell Agreement between   Incorporated by reference to
                Thomas C. Galley and         Registrant's Form 10-KSB dated
                Internet Communications      January 31, 1995, File No. 0-19578
                Corporation dated May 1
                1994

10.6            Share Exchange Agreement,    Incorporated by reference to
                Stock Registration           Registrant's Form 8-K dated May
                Agreement, and Loan          29, 1996, File No. 0-19578
                Agreement dated May 29,
                1996, between Internet
                Communications Corporation
                and Interwest Group

10.7            1995 Non-employee Director   Incorporated by reference to
                Stock Option Plan, dated     Registrant's definitive proxy,
                September 12, 1996           dated August 12, 1996, File No.
                                             0-19578

10.8            1996 Incentive Stock Plan,   Incorporated by reference to
                dated September 12, 1996     Registrant's definitive proxy,
                         dated August 12, 1996, File No.
                                     0-19578

10.9            1996 Incentive Stock Plan,   Incorporated by reference to
                dated September 12, 1996     Registrant's definitive proxy
                (as amended September 1996)  dated May 30, 1997

10.10           1995 Non-employee Director   Incorporated by reference to
                Stock Option Plan, dated     Registrant's Form S-8 dated
                September 12, 1996 (as       September 8, 1997
                amended)

10.11           Convertible Promissory       Filed herewith
                Note dated March 20, 1998
                in the amount of $1,600,000

22.1            Subsidiaries of the          Incorporated by reference to
                Registrant                   Exhibit 22.1 to Registrant's Report
                                             on Form  10-K  for the  year  ended
                                             January 31, 1997, File No.
                                             33-24299

23.1            Consent of KPMG Peat
                Marwick LLP                  Filed herewith

27              Financial Data Schedule      Filed herewith

(b)  Reports on Form 8-K:

There were no reports on Form 8-K filed during the quarterly period ending December 31, 1997.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    INTERNET COMMUNICATIONS CORPORATION
                                    -----------------------------------
                                    (Registrant)



Date:  March 30, 1998               By:  /s/  John M. Couzens
                                         ------------------------------
                                         John M. Couzens, President and
                                         Principal Executive Officer

In accordance the Exchange Act, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date:  March 30, 1998               By:  /s/  John M. Couzens
                                         ------------------------------
                         John M. Couzens, President and
                                         Principal Executive Officer


Date:  March 30, 1998               By:  /s/  Paul W. Greiving
                                         ------------------------------
                                         Paul W. Greiving, Chief
                                         Financial Officer and Chief
                                         Accounting Officer


Date:  March 30, 1998               By:  /s/  John M. Couzens
                                         ------------------------------
                                         John M. Couzens, Director


Date:  March 30, 1998               By:  /s/  Thomas C. Galley
                                         ------------------------------
                                         Thomas C. Galley, Director


Date:  March 30, 1998               By:  /s/  Craig D. Slater
                                         ------------------------------
                                         Craig D. Slater, Director


Date:  March 30, 1998               By:  /s/  Peter A. Guglielmi
                                         ------------------------------
                                         Peter A. Guglielmi, Director


Date:  March 30, 1998               By:  /s/  William J. Maxwell
                                         ------------------------------
                                         William J. Maxwell, Director

                                      C-36
Appendix D


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington,  D.C.  20549


             FORM  10-Q--QUARTERLY REPORT UNDER SECTION 13 OR (15)D
                     OF THE SECURITIES EXCHANGE ACT OF 1934



(Mark One)
[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended SEPTEMBER 30, 1998
                               ------------------

[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from _____________ to _____________

Commission file number 0-19578
                       -------



                      INTERNET COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          COLORADO                                                84-1095516
-------------------------------                              -------------------
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                               identification No.)



7100 E. BELLEVIEW AVENUE, SUITE 201, GREENWOOD VILLAGE, COLORADO        80111
--------------------------------------------------------------------------------
          (Address of principal executive offices)                    (Zip Code)

                                (303) 770-7600
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. [X] Yes [_] No



AT NOVEMBER 6, 1998, 5,617,637 SHARES OF COMMON STOCK, NO PAR VALUE, WERE OUTSTANDING.

Page 1 of 16 pages.

                      INTERNET COMMUNICATIONS CORPORATION

                                     INDEX



                                                                            PAGE
                                                                            ----


          Form 10-Q Cover Page                                                 1

          Index Page                                                           2

Part I    FINANCIAL INFORMATION

          Condensed Consolidated Balance Sheets at                             3
          September 30, 1998 and December 31, 1997

          Condensed Consolidated Statements of Operations For the              4
          Three and Nine months ended September 30, 1998 and October 31, 1997

          Condensed Consolidated Statements of Cash Flows                      5
          For the Nine months ended September 30, 1998 and October 31, 1997

          Notes to Condensed Consolidated Financial Statements                 6

          Management's Discussion and Analysis of Financial                    9
          Condition and Results of Operations

Part II   OTHER INFORMATION

          Item 1 - Legal Proceedings                                          15

          Item 2 - Changes in Securities and use of Proceeds                  15

          Item 3 - Defaults upon Senior Securities                            15

          Item 4 - Submission of Matters to a Vote of                         15
                   Security Holders

          Item 5 - Other Information                                          15

          Item 6 - Exhibits and Reports on Form 8-K                           15

          Signature Page                                                      16

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)




                                          September 30,   December 31,
                                              1998           1997
                                          -------------   ------------
                                           (Unaudited)


ASSETS
Current Assets:
  Cash                                         $     69             --
  Trade receivables, net of allowance
   for doubtful accounts and sales returns        7,665          4,907
  Inventory                                       3,522          3,255
  Prepaid expenses and other                        525            328
  Costs and estimated earnings in
   excess of billings                             1,551          1,825
                                          -------------   ------------
     Total current assets                        13,332         10,315

  Equipment, net                                  1,436          2,015
  Goodwill, net                                   2,090          2,198
  Spares inventory                                  240            507
  Net assets of discontinued operations              --          2,078
  Other, net                                        737          1,000
                                          -------------   ------------
     Total assets                              $ 17,835         18,113
                                          =============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Notes payable                                $  6,634          4,435
  Accounts payable and accrued expenses           5,585          4,706
  Billings in excess of costs and
   estimated earnings                             1,977          1,537
  Unearned income                                   966          1,125
  Net liabilities of discontinued
   operations                                       629             --
                                          -------------   ------------
    Total current liabilities                    15,791         11,803

Notes payable and other long term
 obligations                                        302            209
Deferred revenue                                    166            117
                                          -------------   ------------
     Total liabilities                           16,259         12,129

Stockholders' equity:
  Common stock, no par value                     14,881         13,965
  Stockholders' notes                               (22)           (31)
  Accumulated deficit                           (13,283)        (7,950)
                                          -------------   ------------
     Total stockholders' equity                   1,576          5,984
                                          -------------   ------------
     Total liabilities and
      stockholders' equity                     $ 17,835         18,113
                                          =============   ============

INTERNET COMMUNICATIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)




                                For Three Months Ended                               For Nine Months Ended
                          ----------------------------------             -------------------------------------------
                          September 30,          October 31,             September 30,                   October 31,
                             1998                   1997                     1998                            1997
                             ----                   ----                     ----                            ----
                          (Unaudited)            (Unaudited)              (Unaudited)                    (Unaudited)

Sales:

    Network Services             3,518                 3,356                    11,097                         9,836
    Network Integration          4,856                 5,887                    14,032                        18,884
                         -------------         -------------             -------------                  ------------
       Total sales               8,374                 9,243                    25,129                        28,720

Cost of  Sales                  (6,102)               (6,599)                  (18,409)                      (19,997)
                         -------------         -------------             -------------                  ------------
    Gross margin                 2,272                 2,644                     6,720                         8,723
                         -------------         -------------             -------------                  ------------
Operating expenses:
    Selling                      1,166                 1,533                     4,065                         4,684
    General and
     administrative              1,790                 1,710                     5,168                         4,806
    Restructuring                   --                    --                     1,199                            --
    Interest expense, net          157                    85                       448                           334
    Loss from sale of
     Subsidiary                     --                   152                        --                           152
                         -------------         -------------             -------------                  ------------
       Total expenses            3,113                 3,480                    10,880                         9,976
                         -------------         -------------             -------------                  ------------
Income (Loss) from
continuing operations             (841)                 (836)                   (4,160)                       (1,253)

Discontinued operations --
    Income (Loss) from
     operations                     --                  (218)                     (206)                         (261)

    Estimated loss on
     disposal                     (730)                   --                      (967)                           --
                         -------------         -------------             -------------                  ------------
Net Income (Loss)               (1,571)               (1,054)                   (5,333)                       (1,514)
                         -------------         -------------             -------------                  ------------
Income (Loss) per share basic and diluted:
    Weighted average
    common shares
    outstanding                  5,460                 5,378                     5,429                         5,175

    Income (Loss) from
     continuing
     operations                  (0.15)                (0.16)                    (0.76)                        (0.24)

    Income (Loss) from
     discontinued
     operations                  (0.14)                (0.04)                    (0.22)                        (0.05)

       Net Income
       (Loss)                    (0.29)                (0.20)                    (0.98)                        (0.29)



---------------------------------------------------------------------------
See accompanying notes to these condensed consolidated financial statements

INTERNET COMMUNICATIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)



                                                                               For Nine Months Ended
                                                                       --------------------- ---------------
                                                                       September 30,             October 31,
                                                                           1998                      1997
                                                                           ----                      ----
                                                                                     (Unaudited)

Cash flows from operating activities:

   Net loss from continuing operations                                   (4,160)                   (1,253)
   Adjustments to reconcile net loss from continued operations
        Depreciation and amortization                                     1,033                     1,043
        Allowance for doubtful accounts and sale returns                    229                       (99)
        Changes in operating assets and liabilities:
         (Increase) decrease in:

             Receivables                                                 (2,987)                      202
             Inventory                                                     (136)                     (844)
             Prepaid expenses and other                                     (83)                       28
             Costs in excess of billings and estimated earnings             274                     1,940
         Increase (decrease) in:
             Accounts payable and accrued expenses                          879                      (443)
             Unearned income and deferred revenue                          (110)                     (157)
             Other Liabilities                                              161                       328
             Billings in excess of costs and estimated earnings             440                        --
                                                                      ---------                 ---------
         Net cash provided by (used in) operating activities             (4,460)                      745
         Net cash provided by (used in) discontinued operations           1,534                    (1,412)

Cash flows from investing activities:
   Capital expenditures                                                    (174)                     (703)
   Proceeds from sales of assets                                            113                        --
                                                                      ---------                 ---------
         Net cash used in investing activities                              (61)                     (703)

Cash flows from financing activities:
   Proceeds from sale of common stock                                        --                     3,041
   Expenses from sale of common stock                                        --                       (29)
   Repayment of debt                                                     (5,734)                  (11,258)
   Proceeds from debt                                                     7,865                     9,146
   Repayment of stockholders' note                                            9                        --
   Proceeds from exercise of stock options                                  916                        --
                                                                      ---------                 ---------
         Net cash provided by financing activities                        3,056                       900
                                                                      ---------                 ---------

Increase (decrease) in cash:                                                 69                      (470)
Cash, beginning of period                                                    --                       571
                                                                      ---------                 ---------
Cash, end of period                                                     $    69                       101
                                                                      ---------                 ---------



See accompanying notes to these condensed consolidated financial statements.

                      INTERNET COMMUNICATIONS CORPORATION


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1998
                                  (Unaudited)


NOTE 1 -- BASIS OF PRESENTATION
          ---------------------

The  financial  statements  included  herein  have  been  prepared  by  Internet
Communications Corporation ("Internet" or the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and include all adjustments which are, in the opinion of management, necessary for a fair presentation. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures are adequate to make the information presented not misleading. However, it is suggested that these financial statements be read in conjunction with the financial statements and the notes thereto which are included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997. The financial data for the interim periods may not necessarily be indicative of results to be expected for the year.

CHANGE IN FISCAL YEAR END

The Company elected to change its fiscal year end to December 31 from January 31, effective February 1, 1997. References to the third quarter of 1997 relate to the three-month period ended October 31, 1997.

DISCONTINUED OPERATIONS

In March 1998, the Company's Board of Directors adopted a formal plan to sell its non-core business segments ("Segments"), Omega and ICNS. On April 30, 1998, the Company executed two separate divestiture agreements for the Segments. The Segments have been accounted for as discontinued operations in accordance with APB 30. As of the issuance date of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, management was not anticipating net losses on the disposal of the Segments or the related interim period results of operations. Based in part on the definitive agreements entered into on April 30, 1998, management determined that a net loss on disposal would be incurred as well as operating losses. Management revised its estimates in the financial statements for the quarter ended March 31, 1998. During August 1998, the Company entered into negotiations to relinquish its role under the last major contract to be completed under the Company's plan to divest of ICNS. The Company has entered into an agreement to terminate the contract and expects final settlement during December 1998. Based on the settlement terms and the results of the contracts covered under the April 30, 1998 divestiture agreement for ICNS, management has determined that an additional loss on disposal should be recognized. Management has revised its estimates in the financial statements for the quarter ended September 30, 1998. The October 31, 1997 consolidated financial statements have been restated to conform to the September 30, 1998 presentation.

NOTE 2 - AGREEMENT AND PLAN OF MERGER
         ----------------------------

On June 5, 1998, the Company executed a definitive Agreement and Plan of Merger (the "Merger Agreement") with Rocky Mountain Internet, Inc. ("RMI"). Upon consummation, the Company was to become a wholly-owned subsidiary of RMI and the shareholders of the Company were to receive $6.764 per share of common stock of the Company, for a total consideration to the Company's shareholders of approximately $39.4 million. Additionally, in connection with the merger, RMI was to repay certain of the Company's indebtedness. The acquisition was approved by the Company's shareholders at a Special

Meeting of Shareholders on September 18, 1998. On October 13, 1998, RMI notified the Company that it would not close the merger, asserting that INCC was unable to accurately certify to compliance with conditions precedent to RMI's obligation to close. The Company believes this claim to be entirely without merit and an attempt by RMI to avoid its obligations under the merger agreement. The Company filed suit against RMI on October 14, 1998 for damages of at least $30 million.


NOTE 3 - NOTES PAYABLE
         -------------

In March 1998, the Company received $1.6 million from a related party, in exchange for a convertible promissory note, due March 1999. The note bears interest at 10% and interest payments are due quarterly. If the Company defaults on the promissory note, the remaining principal outstanding may be converted into common stock of the Company at $4.25 per share.

The Company has a borrowing agreement with a lending institution which provides for a $5.0 million credit facility. At September 30, 1998, the Company had borrowed $5.0 million against the facility. The borrowing agreement expired on October 15, 1998. The amount of funds available under the credit facility is limited to the lesser of $5.0 million or a borrowing base calculation. As of October 31, 1998, the amount borrowed of $5.0 million exceeded the borrowing base calculation by $1,350,000. The Company is currently in discussions with the lender to extend and/or modify the existing credit facility, however, there is no assurance that the Company will be successful.

NOTE 4 - STOCKHOLDERS' EQUITY
         --------------------

On November 20, 1998, the Company entered into an agreement with Interwest Group, Inc., a wholly-owned subsidiary of Anschutz Company. Under the terms of the agreement, the Company will issue 7 1/8% convertible preferred stock, convertible at $2.25 per share, in exchange for $2.0 million.

During the quarter ended September 30, 1998, 25,500 options to purchase shares of common stock were exercised for total proceeds to the Company of $123,000. For the nine months ended September 30, 1998, 219,750 options to purchase shares of common stock were exercised for total proceeds to the Company of $916,000.

On May 19, 1998, the Company's shareholders approved an amendment to the Company's 1996 Incentive Stock Plan which increases the number of options which may be granted from 875,000 shares to 975,000 shares.

NOTE 5 - INCOME (LOSS) PER SHARE
         -----------------------

Basic income (loss) per share is computed on the basis of weighted-average common shares outstanding. Diluted loss per share considers potential common stock in the calculation, and is the same as basic loss per share for the three and nine months ended September 30, 1998 and the three and nine months ended October 31, 1997, as all of the Company's potentially dilutive securities were anti-dilutive during these periods.

NOTE 6 - IMPACT OF RECENTLY ISSUED ACCOUNTING PROUNOUNCEMENTS
         ----------------------------------------------------

Effective January 1, 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires that all items which are components of comprehensive earnings or losses be reported in a financial statement in the period in which they are recognized. The Company has no items which are components of comprehensive earnings or losses, other than net income (loss), accordingly the adoption of this pronouncement had no effect on the accompanying financial statements.

The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS 133"), which is effective for all fiscal years beginning after June 15, 1999. SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities by requiring that all derivative instruments be reported as assets or liabilities and measured at their fair values. Although management of the Company has not completed its assessment of the impact of SFAS 133 on its consolidated results of operations and financial position, management estimates that the impact of SFAS 133 will not be material.

NOTE 7 - YEAR 2000 RISKS
         ---------------

Currently, many computer systems, hardware and software products are coded to accept only two digit entries in the date code field and, consequently, cannot distinguish 21/st/ century dates from 20/th/ century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. The Company and third parties with which the Company does business rely on numerous computer programs in their day to day operations.

The Company has begun the process of identifying computer systems that could be affected by the Year 2000 issue as it relates to the Company's internal hardware and software, as well as third parties which provide the Company goods or services. The Company groups its analysis of these software, hardware and systems into the following four categories:

      (a) Customer Network Installations, where the Company has installed third party vendor equipment and software, and the software is covered by certain maintenance programs provided by the Company.

      (b) Network Control Center, where the Company monitors and manages the integrity and quality of customer networks.

      (c) Third party vendors and providers (other than the equipment vendors referred to above), including those which provide the Company with services such as its data transmission capacity.

      (d) Corporate Administrative Functions, including financial systems and other corporate functions.

For categories (a) and (b), the Company has substantially completed its inventory of the software and devices involved. During this inventory phase, the project team has been working with third party equipment and software vendors to assess whether these devices and software programs are date dependent and whether it is anticipated that they will be Year 2000 compliant.

The Company has not commenced a detailed inventory and assessment process for categories (c) and (d) as these were deemed to be less critical to the Company's operations and less likely to require remediation or replacement.

The inventory and assessment for each of the four categories should be completed by the end of 1998. Testing, remediation and replacement will commence in the fourth quarter of 1998 for selected areas and will commence by the first quarter of 1999 for all categories. The Company has not developed a contingency plan which would be utilized if current efforts by the Company and its vendors are unsuccessful.

In the event that the Company acquires other assets of businesses, the software and hardware acquired by the Company in connection with those business combinations may also be Year 2000 non-compliant.

There can be no assurance that the Year 2000 issues will be resolved in 1998 or 1999. The Company does not currently have an estimate of the total costs required for this effort and may incur significant costs in resolving its Year 2000 issues. If not resolved, this issue would have a material adverse impact on the Company's business, operating results, financial condition and cash flow.

                      INTERNET COMMUNICATIONS CORPORATION



                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE
----------------------------------------------------------------------
SECURITIES LITIGATION REFORM ACT OF 1995
----------------------------------------

This 10-Q contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements in this 10-Q are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.

With regard to the Company, the most important factors include, but are not limited to, the following:

          - Changing technology.
          - Competition.
          - Possible future government regulation.
          - Competition for talented employees.
          - Company's ability to fund future operations.
          - Company's need to refinance debt.

The following is management's discussion and analysis of certain significant factors which have affected the Company's financial condition and results of operations during the periods included in the accompanying condensed financial statements.


LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

CAPITAL RESOURCES

On November 20, 1998, the Company entered into an agreement with Interwest Group, Inc., a wholly-owned subsidiary of Anschutz Company. Under the terms of the agreement, the Company will issue 7 1/8% convertible preferred stock, convertible at $2.25 per share, in exchange for $2.0 million.

The Company has a borrowing agreement with a lending institution which provides for a $5.0 million credit facility. At September 30, 1998, the Company had borrowed $5.0 million against the facility. The borrowing agreement expired on October 15, 1998. The amount of funds available under the credit facility is limited to the lesser of $5.0 million or a borrowing base calculation. As of October 31, 1998, the amount borrowed of $5.0 million exceeded the borrowing base calculation by $1,350,000. The Company is current on interest payments and the lender has not demanded repayment of the principal. The Company is currently in discussions with the lender to extend and/or modify the existing credit facility, however, there is no assurance that the Company will be successful.

In March 1998, the Company received $1.6 million from a related party, in exchange for a convertible promissory note, due March 1999. The note bears interest at 10% and interest payments are due quarterly. If the Company defaults on the promissory note, the remaining principal outstanding may be converted into common stock of the Company at $4.25 per share.

LIQUIDITY

At September 30, 1998, The Company had a working capital deficit of $2,459,000, which included $6,634,000 relating to the current portion of long term debt and amount outstanding under the Company's credit facility. The Company had a working capital deficit of $1,448,000 at December 31, 1997. The amounts relating to the current portion of long term debt and the amounts outstanding under the Company's credit facility were $4,435,000 at December 31, 1997.

The Company's accounts receivable, net of allowance for doubtful accounts and sales returns was $7,665,000 at September 30, 1998, as compared to $4,907,000 at December 31, 1997. As discussed in the March 31, 1998 Form 10-Q, the Company converted its primary management information systems in January. Certain of the Company's customers considered the descriptive detail provided on the invoices generated by this system to be inadequate, and have delayed payment pending additional support being provided by the Company. The Company has committed additional resources in the collection area to address customer concerns. In addition, the Company increased the allowance for doubtful accounts by $229,000 during the three months ended September 30, 1998. Continued delays in collection or uncollectibility of accounts receivable could have an adverse effect on the Company's liquidity and working capital position.

Accounts payable and accrued expenses at September 30, 1998 were $5,585,000 as compared to $6,441,000 at June 30, 1998 and $4,706,000 at December 31, 1997. The
increase in the accounts receivable has resulted in the Company extending the time in which it paid its vendors. The Company has made advances in the timing of payments to vendors, assisted by proceeds from the exercise of stock options.

The Company incurred capital expenditures of $100,000 during the quarter ended September 30, 1998, and $174,000 for the nine months ended September 30, 1998. Some of the capital expenditures incurred during the quarter ended September 30, 1998 were to buy out leases on executive vehicles. The Company subsequently sold these vehicles. There are no material commitments for capital expenditures and the Company is maintaining tight controls over its capital purchases.


RESULTS OF OPERATIONS:
----------------------

RESTRUCTURING

In March 1998, the Company announced a restructuring plan aimed at tightening the strategic focus on the data communications network service market. Management determined the Company had over-extended resources in the Rocky
Mountain region and had evolved into an overly complex organization. Accordingly, the number of departments was reduced, employees were separated from the Company, the number of manufacturers' product lines were reduced and the wholesale engineering services business launched during the fourth quarter of the fiscal year ended December 31, 1997 was closed.

These restructuring actions resulted in the Company recognizing expenses for the three months ended March 31, 1998 totaling $1,608,000. The expenses have been classified for financial statement purposes as follows:

                               Operating expenses:

     Restructuring:
                    Employee Severance                   $  653,000
                    Closure of Wholesale
                         Engineering Company                274,000
                    Facilities Consolidation                229,000
                    Other                                    43,000
                                                         ----------
                                                          1,199,000
                                                         ----------

     Cost of Sales:
                    Product Line Reduction                  409,000
                                                         ----------

                    Total                                $1,608,000
                                                         ----------


Employee Severance: The Company severed 50 positions and accepted the resignations of Thomas C. Galley, the Company's former President, CEO and a Director, and Arnell Galley, the Company's former Secretary, Vice President Administration and a Director. The severed employees each signed a Severance Agreement and Legal Release, which provided them 30 days severance pay and continued health insurance coverage for the month of April 1998. As disclosed in the Company's Definitive Proxy Statement filed April 23, 1998, Mr. Galley entered into a Severance Agreement and Mutual Legal Release whereby the Company agreed to pay a total of two years severance at a rate of $160,000 per year. Also, as described in the Definitive Proxy Statement, Mrs. Galley entered into a Severance Agreement and Mutual Legal Release whereby the Company agreed to pay a total of twelve months severance pay at a rate of $100,000 per year.

Closure of Wholesale Engineering Company: The Company launched an entirely separate wholesale engineering services business during the fourth quarter of the fiscal year ended December 31, 1997, which was closed as part of the restructuring. The restructuring expenses include an accrual of a liability triggered by the closure of the business related to a contractual agreement entered into by the Company.

Facilities Consolidation: The facilities consolidation expense includes the cost of leased space which would no longer be required by the Company, for the period from the date of the restructuring to the estimated date of securing a sublease and the related real estate brokers commissions for subletting the space. In addition, the expense includes the net furniture costs in excess of expected trade in or sales value.

Other: Other represents legal fees related to the severance plan and agreements and disposition of vehicles related to the restructuring.

Product Line Reduction: The Company's restructuring plan included a clearly defined approach to hardware and material offerings. The Company undertook a review of the then offered products which included the product and technical support requirements and the manufacturer's warranty, quality standards and support standards. As a result of this review, the Company reduced the number of approved vendors from 51 to 22. This reduction in product offerings allows the Company to reduce future training costs and allow its technicians to be more proficient on the products offered. The product line reduction expense represents inventory that would no longer be offered as part of the Company's standard product offerings.

The balance of these restructuring expenses remaining to be funded as of September 30, 1998 was approximately $702,000.

DISCONTINUED OPERATIONS

Pursuant to a plan adopted in March 1998, the Company executed two separate divestiture agreements on April 30, 1998 for its non-strategic subsidiaries, Omega and ICNS. The Segments have been accounted for as discontinued operations in accordance with APB 30. The remaining assets and liabilities of the Segments at September 30, 1998 primarily consisted of accounts receivable and accounts payable.

The Company executed a Stock Purchase Agreement on April 30, 1998 for the sale of its 80% ownership of the common stock of Omega to Omega's vice president and sole minority shareholder. The consideration for the sale of Company's common stock ownership of Omega was $209,000.

The Company executed an Agreement on April 30, 1998 for the transition of the business activities of its wholly owned subsidiary, ICNS, to a newly formed corporation ("MetroWest") owned and operated by the principal managers of ICNS. The Agreement specifies that MetroWest shall satisfactorily complete the ICNS contracts existing at April 30, 1998. ICNS shall pay MetroWest incentive compensation for the completion and final customer acceptance of ICNS contracts. As of September 30, 1998, all but one of the contracts were substantially completed. The status of the remaining contract is discussed below.

As of the issuance date of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, management was not anticipating net losses on the disposal of the Segments or the related interim period results of operations. Subsequent to this date, based in part on the definitive agreements entered into on April 30, 1998, management determined that a net loss on disposal would be incurred as well as operating losses. Management revised its estimates in the financial statements for the quarter ended March 31, 1998. During August 1998, the Company entered into negotiations to relinquish its role under the last major contract to be completed under the Company's plan to divest of ICNS. The Company has entered into an agreement to terminate the contract and expects final settlement during December 1998. Based on the settlement terms and the results of the contracts covered under the April 30, 1998 divestiture agreement for ICNS, management has determined that an additional loss on disposal should be recognized. Management has revised its estimates in the financial statements for the quarter ended September 30, 1998.

CONTINUING OPERATIONS

Revenues were $8,374,000, and $25,129,000 for the three and nine month periods ended September 30, 1998, as compared to $9,243,000 and $28,720,000 for the three and nine month periods ended October 31, 1997. This represents decreases of $869,000, or 9.4% and $3,591,000, or 12.5% when compared to the three and nine month periods ended October 31, 1997. Work Telcom, a division of Internet was sold in October 1997 and accounted for $150,000 and $545,000 of the revenues for the three and nine month periods ended October 31, 1997. The Telesales division, which was phased out in 1997, accounted for $204,000 and $1,379,000 of the revenues for the three and nine month periods ended October 31, 1997. During the nine month period ended October 31, 1997 the company recognized Network Integration revenues of $2,085,000 on two large contracts. During that same period, the Company also recognized Network Integration revenues of $512,000 on a significant fiber infrastructure construction contract which was outside of the Company's normal scope of business. The Company did not have any comparable contracts during the first nine months of 1998. These decreases were offset by service sales which increased by $162,000, or 4.83% and $1,261,000, or 12.8% for the three and nine month periods ended September 30, 1998, reflecting the Company's continued emphasis to increasing sales of recurring service contracts.

GROSS MARGIN

Gross margin for the three and nine month periods ended September 30, 1998 was 27.1% and 26.7% of sales as compared to 28.6% and 30.4% for the three and nine month periods ended October 31, 1997. As discussed above, included in Cost of Sales for the first quarter of 1998 is $409,000 of product line reduction expense related to the Company's restructuring. Excluding the effects of the product line reduction expense, the gross margin for the nine months ended September 30, 1998 would have been 28.4%. Margins declined in 1998 due to tightening margins on Network Integration sales, and lower returns in Carrier Services, a component of Network Services.

SELLING EXPENSES

Selling expenses decreased by $367,000, or 23.9%, and $619,000, or 13.2% for the three and nine month periods ended September 30, 1998 as compared to the three and nine month periods ended October 31, 1997. Selling expenses as a percentage of revenue were 13.9% and 16.2% of revenues for the three and nine month periods ended September 30, 1998 versus 16.6% and 16.3% for comparable periods in 1997. Selling expenses for the nine months ended September 30, 1998 included $1,710,000, or 20.8% of revenues for the quarter ended March 31, 1998. Controls and cost savings continue to be recognized as a result of the restructuring in March.

GENERAL & ADMINISTRATIVE

General and administrative expenses increased $80,000, or 4.7% for the three months ended September 30, 1998 as compared to the three months ended October 31, 1997. Included in the third quarter of 1998 balance is $117,000 of costs associated with the failed merger. The Company also increased its allowance for doubtful accounts by $229,000 due to the growth in accounts receivable balances. General and administrative costs for the nine months ended September 30, 1998 increased $362,000, or 7.5% due to the previously mentioned items, as well as the increases in the first quarter of 1998 in personnel costs, settlement costs, and increases in allowances for bad debt and obsolete inventory.

YEAR 2000 RISKS

Currently, many computer systems, hardware and software products are coded to accept only two digit entries in the date code field and, consequently, cannot distinguish 21/st/ century dates from 20/th/ century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. The Company and third parties with which the Company does business rely on numerous computer programs in their day to day operations.

The Company has begun the process of identifying computer systems that could be affected by the Year 2000 issue as it relates to the Company's internal hardware and software, as well as third parties which provide the Company goods or services. The Company groups its analysis of these software, hardware and systems into the following four categories:

 (a) Customer Network Installations, where the Company has installed third party vendor equipment and software, and the software is covered by certain maintenance programs provided by the Company.

 (b) Network Control Center, where the Company monitors and manages the integrity and quality of customer networks.

 (c) Third party vendors and providers (other than the equipment vendors referred to above), including those which provide the Company with services such as its data transmission capacity.

 (d) Corporate Administrative Functions, including financial systems and other corporate functions.

For categories (a) and (b), the Company has substantially completed its inventory of the software and devices involved. During this inventory phase, the project team has been working with third party equipment and software vendors to assess whether these devices and software programs are date dependent and whether it is anticipated that they will be Year 2000 compliant.

The Company has not commenced a detailed inventory and assessment process for categories (c) and (d) as these were deemed to be less critical to the Company's operations and less likely to require remediation or replacement.

The inventory and assessment for each of the four categories should be completed by the end of 1998. Testing, remediation and replacement will commence in the fourth quarter of 1998 for selected areas and will commence by the first quarter of 1999 for all categories. The Company has not developed a contingency plan which would be utilized if current efforts by the Company and its vendors are unsuccessful.

In the event that the Company acquires other assets of businesses, the software and hardware acquired by the Company in connection with those business combinations may also be Year 2000 non-compliant.

There can be no assurance that the Year 2000 issues will be resolved in 1998 or 1999. The Company does not currently have an estimate of the total costs required for this effort and may incur significant costs in resolving its Year 2000 issues. If not resolved, this issue would have a material adverse impact on the Company's business, operating results, financial condition and cash flow.

PART II


ITEM 1.   LEGAL PROCEEDINGS
          -----------------

   On October 14, 1998, the Company filed a complaint against Rocky Mountain Internet Inc. ("RMI") in the District Court, City and County of Denver, State of Colorado. The complaint relates to RMI's failure to close the merger between the Company and RMI which agreement was entered into on June 5, 1998. The complaint alleges that RMI breached the merger agreement and made certain misrepresentations to the Company with respect to the merger transaction. The Company has claimed damages of at least $30 million and intends to vigorously pursue the complaint.


ITEM 2.   CHANGES IN SECURITIES AND USE OF PROCEEDS
          -----------------------------------------

   In March 1998, the Company received $1.6 million from a related party, in exchange for a convertible promissory note, due March 1999. The note bears interest at 10% and interest payments are due quarterly. If the Company defaults on the promissory note, the remaining principal outstanding may be converted into common stock of the Company at $4.25 per share.

   During the quarter ended September 30, 1998, 25,500 options to purchase shares of common stock were exercised for total proceeds to the Company of $123,000. For the nine months ended September 30, 1998, 219,750 options to purchase shares of common stock were exercised for total proceeds to the Company of $ 916,000.

ITEM 3.   DEFAULTS UPON SENIOR SECURITIES
          -------------------------------

   The Company has a borrowing agreement with a lending institution which provides for a $5.0 million credit facility. At September 30, 1998, the Company had borrowed $5.0 million against the facility. The borrowing agreement expired on October 15, 1998. The Company is current on interest payments and the lender has not demanded repayment of the principal. The Company is currently in discussions with the lender to extend and/or modify the existing credit facility, however, there is no assurance that the Company will be successful.

ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
          ---------------------------------------------------

   On September 18, 1998, a Special Meeting of the Company's shareholders was held to vote on a proposal contained in the proxy statement mailed to shareholders on September 8, 1998. The Company's shareholders approved the Merger of Internet Acquisition Corp. and a wholly-owned subsidiary of Rocky Mountain Internet. The number of shares voted and withheld were as follows:

                                           FOR     WITHHELD  ABSTAIN
                                        ---------  --------  -------
   AMENDMENT                            3,501,416       100    1,000


ITEM 5.   OTHER INFORMATION
          -----------------

   NONE


ITEM 6.   EXHIBITS AND REPORTS ON FORM 8-K
          --------------------------------

   NONE

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             INTERNET COMMUNICATIONS CORPORATION
                                             -----------------------------------
                                                         (Registrant)



Date: November 23, 1998             By:    /s/   John M. Couzens
                                       ---------------------------------------
                                                 John M. Couzens,  President



Date: November 23, 1998             By:    /s/   T. Timothy Kershisnik
                                       ---------------------------------------
                                                 T. Timothy Kershisnik,
                                                 Chief Financial Officer

                       INTERNET COMMUNICATIONS CORPORATION
               Special Meeting of Shareholders - February 23, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned hereby appoints John M. Couzens and T. Timothy Kershisnik, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of Common Stock of Internet Communications Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the offices of the Company at 7100 East Belleview Avenue, Suite 201, Greenwood Village, Colorado 80111 on February 23, 1999 at 10:00 a.m., Denver time, and at any adjournment or adjournments thereof, and authorizes and instructs said proxies to vote in the manner directed below:

1. On the proposal to issue 50,000 shares of Preferred Stock of the Company, and all shares of Common Stock issuable upon conversion thereof:


[ ] FOR                [ ] AGAINST          [ ] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof, upon matters incident to the conduct of the meeting.

IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1.

A copy of the Notice of Special Meeting of Shareholders and Proxy Statement, dated January 27, 1999, has been received by the undersigned.

Please sign exactly as name or names appear on this Proxy, including the title "Executor", "Guardian," etc., if the same is indicated. When joint names appear both should sign. If stock is held by a corporation this proxy should be executed by a proper officer thereof, whose title should be given.

Dated:           , 1999


Signature


Signature if jointly held

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY